Exhibit 4.1

EXECUTION COPY

INDENTURE

Dated as of September 28, 2006

AMONG

MCLEODUSA INCORPORATED,

as Issuer,

THE GUARANTORS NAMED HEREIN,

as Guarantors,

AND

U.S. BANK NATIONAL ASSOCIATION,

as Trustee and Collateral Agent

10½% Senior Second Secured Notes Due 2011

i

		Page
SECTION 12.09	Authorization of Actions to Be Taken by the Collateral Agent Under the Intercreditor Agreement and the Collateral Agreements	89
SECTION 12.10	Authorization of Receipt of Funds by the Collateral Agent Under the Intercreditor Agreement and the Collateral Agreements	90

EXHIBITS:

Exhibit A	-	Form of Initial Note	A-1
Exhibit B	-	Form of Exchange Note	B-1
Exhibit C-1	-	Form of Private Placement Legend	C-1-1
Exhibit C-2	-	Form of Legend for Global Notes	C-2-1
Exhibit D	-	Form of Certificate to Be Delivered in Connection with Transfer to Non-QIB Accredited Investors	D-1
Exhibit E	-	Form of Certificate to Be Delivered in Connection with Transfers Pursuant to Regulation S	E-1
Exhibit F	-	Form of Intercreditor Agreement	F-1

NOTE:	This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture

v

CROSS-REFERENCE TABLE

TIA		Indenture
Section		Section

310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	7.10
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.03; 7.08; 7.10
	(c)	N.A.
311	(a)	7.03; 7.11
	(b)	7.03; 7.11
	(c)	7.03
	312(a)	2.05
	(b)	2.05; 7.07; 11.03
	(c)	11.03
313	(a)	7.06
	(b)(1)	7.06
	(b)(2)	7.06
	(c)	7.06
	(d)	7.06
314	(a)	4.06; 4.07
	(b)	12.03
	(c)(1)	4.06; 11.04
	(c)(2)	11.04
	(c)(3)	4.06
	(d)	12.04
	(e)	11.05
	(f)	N.A.
315	(a)	7.01(b)
	(b)	7.05
	(c)	7.01(a)
	(d)	7.01(c)
	(e)	6.11
316	(a)(last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
	(c)	2.05; 9.04
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	11.01
	(b)	N.A.
	(c)	11.01

N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

INDENTURE, dated as of September 28, 2006, among McLeodUSA Incorporated, a Delaware corporation (the “Company”), the Guarantors (as herein defined) and U.S. Bank National Association, as Trustee (in such capacity, the “Trustee”) and Collateral Agent (in such capacity, the “Collateral Agent”).

WITNESSETH:

WHEREAS, the Company, and the Guarantors with respect to the Guarantees (as herein defined), have duly authorized the creation of an issue of 10½% Senior Second Secured Notes due 2011 (the “Initial Notes”), and 10½% Senior Second Secured Exchange Notes due 2011 (the “Exchange Notes” and, together with the Initial Notes and any Additional Notes (as herein defined), the “Notes”) and the Guarantees and, to provide therefor, the Company and the Guarantors have duly authorized the execution and delivery of this Indenture; and

WHEREAS, all things necessary to make the Notes and Guarantees, when each are duly issued and executed by the Company and the Guarantors, as applicable, and authenticated and delivered hereunder, the valid obligations of each of the Company and the Guarantors, respectively, and to make this Indenture a valid and binding agreement of each of the Company and the Guarantors, have been done.

NOW, THEREFORE, each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders:

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

“Acceleration Notice” has the meaning set forth in Section 6.02(a).

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries (a) existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Restricted Subsidiaries or (b) assumed in connection with the acquisition of assets from such Person, and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation and which Indebtedness is without recourse to the Company or any of its Subsidiaries or to any of their respective properties or assets other than the Person or the assets to which such Indebtedness related prior to the time such Person became a Restricted Subsidiary of the Company or the time of such acquisition, merger or consolidation.

“Additional Interest” has, with respect to any Notes that are entitled to the benefits of a Registration Rights Agreement, the meaning set forth in such Registration Rights Agreement.

“Additional Notes” means any Notes (other than Exchange Notes) issued after the Issue Date from time to time in accordance with the terms of this Indenture, including the provisions of Sections 2.02 and 4.11.

“Administrative Agent” has the meaning set forth in the definition of the term “Credit Agreement”.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided that Beneficial Ownership of 10% or more of the Voting Stock of the Person shall be deemed to be control. The terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Affiliate Transaction” has the meaning set forth in Section 4.10.

“Agent” means any Registrar, Paying Agent or co-Registrar.

“Agent Members” has the meaning set forth in Section 2.15(a) and means, with respect to the Depository, Euroclear or Clearstream, a Person who has an account with the Depository, Euroclear or Clearstream, respectively (and, with respect to the Depository, shall include Euroclear and Clearstream).

“Applicable Indebtedness” means:

(1)                                  in respect of any asset that is the subject of an Asset Sale at a time when such asset constitutes Collateral, Indebtedness that is pari passu with the Notes and secured at such time by such asset; or

(2)                                  in respect of any other asset, Indebtedness that is pari passu with the Notes.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Acquisition” means:

(1)                                  an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or

(2)                                  the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or business of such Person or any other properties or assets of such Person.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer (other than a Lien in accordance with this Indenture) for value by (x) the Company or any of its Restricted Subsidiaries to any Person other than the Company or a Guarantor or (y) a Foreign Restricted Subsidiary to any Person other than the Company or a Restricted Subsidiary of the Company of:

(1)                                  any Capital Stock of any Restricted Subsidiary of the Company; or

(2)                                  any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset Sales shall not include:

(a)                                  a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $1,000,000;

(b)                                 the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted in Section 5.01;

(c)                                  any Restricted Payment permitted in Section 4.09 and any Permitted Investment;

(d)                                 the sale of cash or Cash Equivalents;

(e)                                  the sale or other disposition of used, worn out, obsolete or surplus equipment;

(f)                                    the surrender, waiver, settlement, or release of contract or other rights, or contract, tort or other litigation or administrative claims;

(g)                                 the sale of, or grant of licenses to, intellectual property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

(h)                                 the sale of assets received upon the foreclosure of a Lien;

(i)                                     the sale or exchange of assets for other non-current assets of equal or greater value that are useful in a Permitted Business; provided that if any such transaction or series of related transactions involves assets with a fair market value greater than $2,500,000, the Board of Directors shall have determined in good faith that the assets received in exchange are of equal or greater value;

(j)                                     the disposal of any Capital Stock or other ownership interest in assets or rights of an Unrestricted Subsidiary; or

(k)                                  the sale, lease, grant of an indefeasible right of use or similar transaction with respect to excess fiber optic cable capacity (including any such sale, lease or grant of fiber optic cable) in the ordinary course of business.

“ATS Sale” means the sale by the Company and/or its Subsidiaries of assets related to the business operations of the Company and/or its Subsidiaries primarily used in providing voice services, Internet access and cable services through its Advanced Telecommunications Services division to residential and business customers in Cedar Rapids, Iowa and Marion, Iowa, and transactions related thereto.

“ATS Sale Proceeds” means, with respect to the ATS Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from the ATS Sale, net of:

(1)                                  actual out-of-pocket expenses and fees relating to the ATS Sale (including legal, accounting and investment banking fees and sales commissions);

(2)                                  all taxes and other costs and expenses actually paid or reasonably estimated by the Company (in good faith) to be payable in cash in connection with the ATS Sale;

(3)                                  repayment of Indebtedness that is secured by the property or assets that are the subject of the ATS Sale and is required to be repaid in connection with the ATS Sale; and

(4)                                  appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with the ATS Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after the ATS Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with the ATS Sale.

“Authenticating Agent” has the meaning set forth in Section 2.02.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended, and codified as 11 U.S.C. §§101 et seq.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns”, “Beneficial Ownership” and “Beneficially Owned” have meanings correlative to the foregoing.

“Board of Directors” means, as to any Person, the board of directors or similar governing body of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means a day that is not a Legal Holiday.

“Capital Stock” means:

(1)                                  with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person;

(2)                                  with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person; and

(3)                                  any warrants, rights or options to purchase any of the instruments or interests referred to in clause (1) or (2) above.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Cash Equivalents” means:

(1)                                  marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case, maturing within one year from the date of acquisition thereof;

(2)                                  marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Ratings Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”);

(3)                                  commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 from S&P or at least P-2 from Moody’s;

(4)                                  investments in demand deposits, certificates of deposit, bankers’ acceptances or time deposits (including Eurodollar time deposits) maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined net capital and surplus of not less than $250,000,000;

(5)                                  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank or trust company meeting the qualifications specified in clause (4) above; and

(6)                                  investments in money market funds which invest ninety-five percent (95%) or more of their assets in securities of the types described in clauses (1) through (5) above.

“Change of Control” means the occurrence of one or more of the following events:

(1)                                  any direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), other than a transaction in which the transferee is controlled by one or more Permitted Holders;

(2)                                  the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, other than (a) a transaction in which the surviving or transferee Person is a Person that is controlled by one or more of the Permitted Holders or (b) any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Capital Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance);

(3)                                  the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation, winding up or dissolution of the Company;

(4)                                  any Person or Group (other than one or more of the Permitted Holders) is or becomes the Beneficial Owner, in the aggregate of a majority of the total voting power of the Voting Stock of the Company; or

(5)                                  after a Public Equity Offering, during any period of two consecutive years after the date thereof, individuals who at the beginning of any such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved pursuant to a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

“Change of Control Offer” has the meaning set forth in Section 4.14(a).

“Change of Control Payment Date” has the meaning set forth in Section 4.14(b)(2).

“Clearstream” means Clearstream Banking, societe anonyme.

“Collateral” means “Collateral” as such term is defined in the Security Agreement, all property mortgaged under the Mortgages and any other property, whether now owned or hereafter acquired, upon which a Lien securing the Obligations under this Indenture, any Guarantee or the Notes is granted or purported to be granted under any Collateral Agreement. The Collateral does not include assets constituting Excluded Collateral.

“Collateral Agent” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“Collateral Agreements” means, collectively, the Security Agreement and each Mortgage, in each case, as the same may be in force from time to time.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes all series and classes of such common stock.

“Communications Law” means any and all of (a) the Communications Act of 1934, as amended (including by the Telecommunications Act of 1996), any successor federal statute, and the rules, regulations and published policies of the FCC promulgated thereunder, and any other federal law governing the provision of telecommunications services and the rules, regulations and published policies thereunder, and (b) any state law governing the provision of telecommunications services and the rules and regulations of any PUC, all as the same may be in effect from time to time.

“Company” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

“Comparable Treasury Issue” means the United States Treasury security selected by a Reference Treasury Dealer appointed by the Company as having a maturity comparable to the remaining term of the Notes (as if the final maturity of the Notes was October 1, 2009) that would be utilized at the time of the selection and in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes (as if the final maturity of the Notes was October 1, 2009).

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 pm. Quotations for U.S. Government Securities” or (2) if such release (or any successor release is not published or does not contain such prices on such Business Day), (A) the average of the Reference Treasury Dealer Quotations (as defined below) for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (B) if the Company obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Consolidated Adjusted Cash Flow” means, with respect to any Person, for any period:

(1)                                  Consolidated Cash Flow for such period;

plus

(2)                                  the amount of cash proceeds received during such period from the sale, lease, grant of an indefeasible right of use or similar transaction with respect to fiber optic cable capacity (including any such sale, lease or grant of fiber optic cable) to the extent such cash proceeds exceed any gains relating to any such sale, lease, grant or similar transaction that are already included in the calculation of Consolidated Cash Flow for such period;

minus

(3)                                  the amount of capital expenditures (including expenditures for maintenance, repair or improvement of existing properties, plant, equipment or other non-current assets) incurred during such period;

minus

(4)                                  the amount of Consolidated Interest Expense paid in cash during such period,

all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP to the extent applicable.

“Consolidated Cash Flow” means, with respect to any Person, for any period:

(1)                                  Consolidated Net Income for such period;

plus

(2)                                  without duplication and to the extent Consolidated Net Income has been reduced thereby:

(a)                                  Consolidated Interest Expense for such period;

(b)                                 Consolidated income tax expense for such period;

(c)                                  all amounts attributable to consolidated depreciation and amortization expense (including the amortization of debt issuance costs to the extent such costs are excluded in the calculation of Consolidated Interest Expense) for such period;

(d)                                 any extraordinary non-cash charges for such period;

(e)                                  any Restructuring Expenses for such period; and

(f)                                    any other non-cash charges for such period (other than any non-cash charge which requires an accrual of or a reserve for cash charges for any future period);

minus

(3)                                  without duplication and to the extent included in Consolidated Net Income for such period, any extraordinary gains and any non-cash items of income for such period,

all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1)                                  Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs); plus

(2)                                  the product of (x) the amount of all cash dividend payments on any Disqualified Capital Stock of such Person and any Preferred Stock of any Restricted Subsidiary of such Person (other than dividends paid in Qualified Capital Stock and dividends paid to such Person or any of its Restricted Subsidiaries) paid or required to be paid during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of (i) the interest expense (including imputed interest expense (as reasonably determined by the Company in good faith) in respect of Capitalized Lease Obligations) of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP excluding non-cash amounts for the accretion of asset retirement obligations and (ii) any interest accrued during such period in respect of Indebtedness of such Person and its Restricted Subsidiaries that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom:

(1)                                  after-tax gains and losses from Asset Sales or abandonments or reserves relating thereto;

(2)                                  after-tax items classified as extraordinary gains or losses;

(3)                                  the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise;

(4)                                  the net income of any Person, other than the referent Person or a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly-Owned Subsidiary of the referent Person by such Person;

(5)                                  any restoration to income of any material contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

(6)                                  income or loss attributable to discontinued operations (including operations disposed of during such period whether or not such operations were classified as discontinued);

(7)                                  all gains and losses realized on or because of the purchase or other acquisition by such Person or any of its Restricted Subsidiaries of any securities of such Person or any of its Restricted Subsidiaries;

(8)                                  the cumulative effect of a change in accounting principles;

(9)                                  interest expense attributable to dividends on Qualified Capital Stock pursuant to Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”;

(10)                            non-cash charges resulting from the impairment of long-lived tangible and intangible assets; and

(11)                            in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings (or losses) of the successor corporation prior to such consolidation, merger or transfer of assets.

“Consolidated Net Worth” of any Person means the consolidated stockholders’ equity of the Person (plus, without duplication, equity associated with preferred stock), determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

“Consolidated Total Debt” means, with respect to any Person, as of any date, the aggregate principal amount of consolidated Indebtedness of such Person and its Restricted Subsidiaries of the nature referred to in clauses (1), (2), (3), (4), (5) and (9) of the definition of the term “Indebtedness”.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 60 Livingston Avenue, St. Paul, MN 55107-2292, Attention: Rick Prokosch, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Covenant Defeasance” has the meaning set forth in Section 8.01(c).

“Credit Agreement” means any credit or loan agreement entered into by and among the Company or any Guarantor(s), as borrower(s) thereunder, the other guarantors, if any, party thereto and the lenders party thereto (together with their successors and assigns, the “Lenders”) and the agent thereunder (in such capacity, together with its successors and assigns, the “Administrative Agent”) setting forth the terms and conditions of such senior credit facility and providing for extensions of credit thereunder in an aggregate principal amount not exceeding the amount permitted under clause (2) or (13) of the definition of the term “Permitted Indebtedness”, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended, supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted under clause (2) or (13) of the definition of the term “Permitted Indebtedness”) or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under one or more such agreements or any successor or replacement agreements and whether by the same or any other agent, lender or group of lenders.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Code.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Depository” means The Depository Trust Company, its nominees and successors (“DTC”).

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the first anniversary of the final maturity date of the Notes for cash or is convertible into or exchangeable for debt securities of the Company or its Subsidiaries at any time prior to such anniversary; provided, however, that only the portion of the Capital Stock or other security which so matures, is mandatorily redeemable or is so redeemable at the option of the holder prior to such date shall be deemed to be Disqualified Capital Stock; provided further, that if such Capital Stock or other security is issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock or other security shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the Company or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided further, however that if any Capital Stock that would constitute Disqualified Capital Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale, such Capital Stock will not constitute Disqualified Capital Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.09.

“Domestic Restricted Subsidiary” means, with respect to any Person, a Domestic Subsidiary of such Person that is a Restricted Subsidiary of such Person.

“Domestic Subsidiary” means, with respect to any Person, a Subsidiary of such Person that is not a Foreign Subsidiary of such Person.

“Equity Offering” means an underwritten public offering of Common Stock of the Company or any holding company of the Company pursuant to a registration statement filed with the SEC (other than on Form S-8) or any private placement of Common Stock of the Company or any holding company of the Company to any Person other than issuances upon exercise of options by employees of any holding company of the Company, the Company or any of its Restricted Subsidiaries.

“Event of Default” has the meaning set forth in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder or any successor statute or statutes thereto.

“Exchange Notes” has the meaning set forth in the preamble to this Indenture and means the Notes, if any, issued under Section 2.02 pursuant to a Registration Rights Agreement.

“Exchange Offer” means an exchange offer that may be made by the Company, pursuant to the Registration Rights Agreement, to exchange for any and all the Notes a like aggregate principal amount of Exchange Notes having substantially identical terms to the Notes registered under the Securities Act.

“Excluded Collateral” means, collectively:

(i)                                     the Capital Stock of any Subsidiary of the Company;

(ii)                                  motor vehicles;

(iii)                               leasehold interests in real property with respect to which the Company or any Guarantor is a tenant or subtenant;

(iv)                              rights under any contracts that contain a valid and enforceable prohibition on assignment of such rights (other than to the extent that any such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law or principles of equity), but only for so long as such prohibition exists and is effective and valid;

(v)                                 property and assets owned by the Company or any Guarantors that are the subject of Permitted Liens described in clause (6), (7) or (12) (provided that the Acquired Indebtedness secured thereby solely consists of (A) Capitalized Lease Obligations secured by Liens that do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligations and (B) Purchase Money Indebtedness secured by Liens that do not extent to any property or assets of the Company or any Restricted Subsidiary of the Company other than such property or assets acquired or constructed and improvements thereto with such Purchase Money Indebtedness) of the definition thereof for so long as such Permitted Liens are in effect and the Indebtedness secured thereby otherwise prohibits any other Liens thereon;

(vi)                              property and assets owned by the Company or any Guarantors upon which the granting of any Lien to secure the Notes or the Guarantees, as the case may be, is prohibited by any applicable rule, regulation or law (other than any such rule, regulation or law which permits the granting of any such Lien upon the giving of any notice to, or the granting of an approval by, the applicable governmental authority responsible for administering such rule, regulation or law); and

(vii)                           cash and cash equivalents that cash collateralize letters of credit that were outstanding on the Issue Date and issued in an aggregate stated amount not exceeding $8,400,000 for the purpose of providing security for trade vendors and lessors and cross-collateralizing performance bonds (including replacements or renewals thereof with any issuer and any replacements and renewals of such letters of credit by any issuer from time to time; provided that the stated amount of any such initial or subsequent replacement letters of credit does not exceed the undrawn stated amount of the letter(s) of credit being replaced) so long as the aggregate amount of such cash and cash equivalents does not exceed 105% of the undrawn stated amount of such letters of credit.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be conclusively determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

“FCC” means the Federal Communications Commission of the United States of America, and any successor, in whole or in part, to its jurisdiction.

“Fidelity” means, as the context may require, Fidelity Advisor Series I: Fidelity Advisor Leveraged Company Stock Fund, Fidelity Advisor Series II: Fidelity Advisor High Income Advantage Fund and/or Fidelity Securities Fund: Fidelity Leveraged Company Stock Fund.

“First Lien Agent” means the Person or Persons designated as such pursuant to the Intercreditor Agreement by the holders of First Priority Claims.

“First Priority Claims” means (a) Indebtedness permitted pursuant to clause (2) of the definition of the term “Permitted Indebtedness”, (b) Indebtedness incurred in compliance with the “Limitation on Incurrence of Additional Indebtedness” covenant and which is secured by a Permitted Lien of the type described in clause (17) of the definition thereof Permitted Liens and Refinancing Indebtedness with respect thereto, (c) First Priority Cash Management Obligations, (d) First Priority Hedging Obligations, and (e) all other Obligations under the documents relating to Indebtedness described in the preceding clauses.

“First Priority Cash Management Obligations” means all obligations of the Company and the Guarantors in respect of overdrafts and related liabilities owed to any other Person that arise from treasury, depositary or cash management services, including in connection with any automated clearing house transfers of funds, or any similar transactions, secured by any assets constituting Collateral under the documents that secure First Priority Claims.

“First Priority Hedging Obligations” means all obligations of any Person consisting of or relating to Indebtedness permitted under clause (4)(b) of the definition of the term “Permitted Indebtedness” that are secured by any assets constituting Collateral under the documents that secure First Priority Claims.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary that is a Foreign Subsidiary.

“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia.

“GAAP” means accounting principles generally accepted in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

“Global Note” has the meaning set forth in Section 2.01.

“Guarantee” has the meaning set forth in Section 10.01.

“Guarantor” means (1) each of the Company’s Domestic Restricted Subsidiaries existing on the Issue Date other than Regulated Subsidiaries and (2) each of the Company’s Domestic Restricted Subsidiaries that in the future executes a supplemental indenture in which such Domestic Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“incur” has the meaning set forth in Section 4.11.

“Indebtedness” means with respect to any Person, without duplication:

(1)                                  all Obligations of such Person for borrowed money;

(2)                                  all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)                                  all Capitalized Lease Obligations of such Person;

(4)                                  all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings and any deferred purchase price represented by earn outs);

(5)                                  all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, whether or not then due;

(6)                                  guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

(7)                                  all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of any such Obligation being deemed to be the lesser of the Fair Market Value of the property or asset securing such Obligation or the amount of such Obligation;

(8)                                  all Swap Agreements of such Person; and

(9)                                  all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

Notwithstanding the foregoing, Indebtedness shall not include any Qualified Capital Stock. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

“Indemnified Party” has the meaning set forth in Section 7.07.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Indenture Documents” means, collectively, this Indenture, the Notes, the Guarantees, the Intercreditor Agreement and the Collateral Agreements.

“Independent Financial Advisor” means a nationally recognized accounting, appraisal or investment banking firm: (1) that does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the transaction to which their opinion relates; and (2) that, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

“Initial Notes” has the meaning set forth in the preamble.

“Initial Purchaser” means Jefferies & Company, Inc.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Intercreditor Agreement” means the intercreditor agreement, substantially in the form of Exhibit F hereto, if entered into by the First Lien Agent, the Trustee, the Collateral Agent, the Company and the Guarantors, as the same may be amended, supplemented or modified from time to time.

“Interest Payment Date” means the stated maturity of an installment of interest on the Notes.

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition for value of Capital Stock, Indebtedness or other similar instruments issued by such Person. If the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Company or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its fair market value at the time the Investment is made and without giving effect to subsequent changes in value.

For purposes of the definition of the term “Unrestricted Subsidiary”, the definition of the term “Restricted Payment” and Section 4.09:

(i)                                     “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(ii)                                  any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

“Issue Date” means September 28, 2006.

“Jefferies” means, as the context may require, Jefferies & Company, Inc., Jefferies Employees Opportunity Fund LLC, Jefferies Partners Opportunity Fund LLC and/or Jefferies Partners Opportunity Fund II LLC.

“Legal Defeasance” has the meaning set forth in Section 8.01(b).

“Legal Holiday” has the meaning set forth in Section 11.07.

“Lenders” has the meaning set forth in the definition of the term “Credit Agreement”.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, prospects or financial condition of the Company and its Restricted Subsidiaries, taken as a whole, (b) the ability of any of the Company or the Guarantors to perform its material obligations under the Indenture Documents, (c) the rights of or benefits available to the Secured Parties under the Indenture Documents.

“Maturity Date” means October 1, 2011.

“Mortgages” means the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents, if any, granting Liens on any Premises, as well as the other Collateral secured by and described in the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents.

“Net Cash Proceeds” means, with respect to:

(a)                                  any Asset Sale (other than the ATS Sale), the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale, net of:

(1)                                  actual out-of-pocket expenses and fees relating to such Asset Sale (including legal, accounting and investment banking fees and sales commissions);

(2)                                  all taxes and other costs and expenses actually paid or reasonably estimated by the Company (in good faith) to be payable in cash in connection with such Asset Sale;

(3)                                  repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale and is required to be repaid in connection with such Asset Sale; and

(4)                                  appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; and

(b)                                 an Asset Sale consisting of the ATS Sale, the excess of (1) the ATS Sale Proceeds over (2) the aggregate principal amount of Notes redeemed pursuant to Section 5(d) of the Notes.

“Net Proceeds Offer” has the meaning set forth in Section 4.15.

“Net Proceeds Offer Amount” has the meaning set forth in Section 4.15.

“Net Proceeds Offer Payment Date” has the meaning set forth in Section 4.15.

“Net Proceeds Offer Trigger Date” has the meaning set forth in Section 4.15.

“Non-U.S. Person” means a Person who is not a U.S. person, as defined in Regulation S.

“Notes” has the meaning set forth in the preamble to this Indenture and means the Initial Notes, the Additional Notes, if any, and the Exchange Notes treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

“Obligations” means all obligations for principal, premium, interest (including with respect to the Notes, any interest accruing after the commencement of any bankruptcy, insolvency, or similar proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering” means the offering of the Initial Notes described in the Offering Circular.

“Offering Circular” means the final offering circular, dated as of September 19, 2006, relating to the offering of the Initial Notes.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, or any Vice President of the Company.

“Officers’ Certificate” means a certificate signed by two Officers of the Company, at least one of whom shall be the principal financial officer of the Company, and delivered to the Trustee and/or the Collateral Agent, as applicable.

“Opinion of Counsel” means a written opinion of counsel who shall be reasonably acceptable to the Trustee and/or the Collateral Agent, as applicable.

“Paying Agent” has the meaning set forth in Section 2.03.

“Permitted Business” means:

(1)                                  the delivery or distribution of telecommunications, voice, data or video services;

(2)                                  any business or activity reasonably related or ancillary to those listed above, including, any business the Company or a Restricted Subsidiary conducts on the Issue Date, and the acquisition, holding or exploitation of any license relating to the delivery of those services; or

(3)                                  any other business or activity in which the Company and the Restricted Subsidiaries expressly contemplate engaging under the provisions of the Company’s certificate of incorporation and bylaws as in effect on the Issue Date.

“Permitted Holders” means JPMorgan Chase Bank, N.A., Fidelity, Wayzata and Jefferies, their respective Affiliates and any fund managed or controlled by any of the foregoing Persons (including their respective Affiliates).

“Permitted Indebtedness” means, without duplication, each of the following:

(1)                                  Indebtedness under the Initial Notes issued in the Offering or in the Exchange Offer in an aggregate outstanding principal amount not to exceed $120,000,000 and the related Guarantees;

(2)                                  Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $20,000,000, as such amount may be reduced from time to time as a result of permanent prepayments of loans made thereunder, or, without duplication, the permanent reductions to the revolving commitments thereunder, in each case, as provided in clause (3)(b) of the first paragraph of Section 4.15;

(3)                                  other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date;

(4)                                  Indebtedness in respect of Swap Agreements entered into (a) to hedge or mitigate risks to which the Company or any of its Restricted Subsidiary has actual exposure, or (b) in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Company or any of its Restricted Subsidiaries;

(5)                                  intercompany Indebtedness of (a) the Company or a Guarantor for so long as such Indebtedness is held by the Company or a Guarantor (provided that if as of any date any Person other than the Company or a Guarantor owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (5)(a) by the issuer of such Indebtedness), (b) a Specified Subsidiary for so long as such Indebtedness is held by the Company or a Restricted Subsidiary and is permitted to be made as a Permitted Investment under clause (1)(b) of the definition thereof (provided that if as of any date any Person other than the Company or a Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (5)(b) by the issuer of such Indebtedness), and (c) the Company or a Guarantor for so long as such Indebtedness is held by a Specified Subsidiary (provided that (i) if as of any date any Person other than such Specified Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (5)(c) by the issuer of such Indebtedness, and (ii) any such Indebtedness is unsecured and subordinated, pursuant to a written agreement, to the Company’s Obligations under the Notes and this Indenture or such Guarantor’s Obligations under its Guarantees and this Indenture);

(6)                                  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within three Business Days of incurrence;

(7)                                  Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers’ compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

(8)                                  obligations in respect of performance, bid and surety bonds appeals bonds, completion guarantees, including any bonds required by or under a Communications Law, or in each case similar obligations provided by the Company or any Restricted Subsidiary in the ordinary course of business;

(9)                                  Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of the Company and its Restricted Subsidiaries incurred in the ordinary course of business (including Refinancings thereof that do not result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing)) not to exceed $10,000,000 at any time outstanding;

(10)                            Refinancing Indebtedness;

(11)                            Indebtedness represented by guarantees by the Company or a Restricted Subsidiary of Indebtedness incurred by the Company or a Restricted Subsidiary so long as the incurrence of such Indebtedness by the Company or any such Restricted Subsidiary is otherwise permitted by the terms of this Indenture;

(12)                            Indebtedness arising from agreements of the Company or a Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Subsidiary (including the ATS Sale), other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and the Subsidiary in connection with such disposition;

(13)                            additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $6,000,000 at any time outstanding (which amount may, but need not be, incurred in whole or in part under the Credit Agreement);

(14)                            Indebtedness in respect of the purchase price for insurance premiums;

(15)                            Indebtedness owed to any insurer pursuant to reimbursement or indemnification obligations incurred in the ordinary course of business; and

(16)                            contingent liabilities arising out of endorsements of checks or other negotiable instruments for deposit or collection in the ordinary course of business.

For purposes of determining compliance with Section 4.11, (a) the outstanding principal amount of any item of Indebtedness shall be counted only once and (b) in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (16) above or is entitled to be incurred pursuant to the proviso to the first sentence of clause (a) of Section 4.11, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with Section 4.11. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of Section 4.11.

“Permitted Investments” means:

(1)                                  Investments (a) by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Guarantor or that will merge or consolidate with or into the Company or a Guarantor, or that transfers or conveys all or substantially all of its assets to the Company or a Guarantor, (b) by the Company or any Restricted Subsidiary of the Company in (x) for so long as McLeodUSA Telecommunications Services, Inc., an Iowa corporation (“MTSI”), is a Regulated Subsidiary, MTSI to the extent made in the ordinary course of business consistent with past practices or (y) any Person that is or will become immediately after such Investment a Specified Subsidiary or that will merge or consolidate with or into a Specified Subsidiary to the extent that the aggregate amount of such Investments pursuant to this clause (1)(b)(y) at any time outstanding does not exceed $5,000,000, and (c) by any Specified Subsidiary in the Company or a Guarantor (provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company’s Obligations under the Notes and this Indenture or such Guarantor’s Obligations under its Guarantees and this Indenture);

(2)                                  Investments in cash and Cash Equivalents;

(3)                                  Investments in connection with a Swap Agreement entered into (a) to hedge or mitigate risks to which the Company or any of its Restricted Subsidiary has actual exposure, or (b) in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Company or any of its Restricted Subsidiaries;

(4)                                  Investments in the Notes;

(5)                                  Investments received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of trade creditors, suppliers or customers in exchange for claims against such trade creditors, suppliers or customers or received in connection with any other judgment or settlement with a trade creditor, supplier or customer or received in connection with any other judgment or settlement with a trade creditor, supplier or customer;

(6)                                  Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.15;

(7)                                  Investments in existence on the Issue Date;

(8)                                  loans and advances, including advances for travel and moving expenses, to employees, officers and directors of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1,000,000 at any one time outstanding; and

(9)                                  advances to suppliers and customers and other extensions of trade credit in the ordinary course of business;

(10)                            Guarantees constituting Indebtedness permitted by Section 4.11;

(11)                            Investments of any Person existing at the time such Person becomes a Restricted Subsidiary of the Company or consolidates or merges with the Company or any of its Restricted Subsidiaries so long as such investments were not made in contemplation of any such Person becoming a Restricted Subsidiary or of such consolidation or merger;

(12)                            Investments constituting deposits described in clause (3) or (10) of the definition of the term “Permitted Liens”;

(13)                            Investments in Permitted Joint Ventures of up to $5,000,000 outstanding at any time; or

(14)                            Investments not otherwise permitted by the foregoing clauses in an aggregate principal amount not exceeding $1,000,000 at any time outstanding.

“Permitted Joint Ventures” means an entity characterized as a joint venture, however structured, engaged in a Permitted Business and in which the Company or a Restricted Subsidiary (a) owns at least 40% of the ownership interest or (b) has a right to receive at least 40% of the profits or distributions; provided that such joint venture is not a Subsidiary of the Company.

“Permitted Liens” means the following types of Liens:

(1)                                  Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(2)                                  statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law or pursuant to customary reservations or retentions of title incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(3)                                  Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government or other contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4)                                  any judgment Lien not giving rise to an Event of Default under Section 6.01(5);

(5)                                  easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(6)                                  any interest or title of a lessor under any Capitalized Lease Obligation permitted pursuant to clause (9) of the definition of the term “Permitted Indebtedness”; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

(7)                                  Liens securing Purchase Money Indebtedness permitted pursuant to clause (9) of the definition of the term “Permitted Indebtedness”; provided, however, that (a) the Indebtedness shall not be secured by a Lien on any property or assets of the Company or any Restricted Subsidiary of the Company other than such property or assets so acquired or constructed and improvements thereto and (b) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 180 days of such refinancing;

(8)                                  Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(9)                                  Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(10)                            Liens encumbering deposits or escrow arrangements made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

(11)                            Liens securing Swap Agreements that relate to Indebtedness that is otherwise permitted under this Indenture;

(12)                            Liens securing Acquired Indebtedness incurred in accordance with Section 4.11; provided that:

(a)                                  such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted

Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

(b)                                 such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company;

(13)                            Liens existing as of the Issue Date and securing Indebtedness permitted to be outstanding under clause (3) of the definition of the term “Permitted Indebtedness” to the extent and in the manner such Liens are in effect on the Issue Date;

(14)                            Liens securing the Notes and all other monetary obligations under this Indenture and the Guarantees;

(15)                            Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this paragraph and which has been incurred in accordance with Section 4.11 or clause (1), (3) or (10) of the definition of the term “Permitted Indebtedness”; provided, however, that such Liens: (i) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced;

(16)                            Liens securing Indebtedness under the Credit Agreement to the extent such Indebtedness is permitted under clause (2) or (13) of the definition of the term “Permitted Indebtedness”; and

(17)                            Liens securing Acquired Indebtedness or Indebtedness (and all other Obligations related thereto) of the Company or a Guarantor, the proceeds of which are used by the Company or such Guarantor to acquire assets that will be used in a Permitted Business of the Company or such Guarantor or the Capital Stock of a Person that becomes a Guarantor or is merged with or into the Company or a Guarantor; provided, that immediately thereafter the ratio of:

(1)                                  the aggregate principal amount (or accreted value, as the case may be) of First Priority Claims of the Company and its Restricted Subsidiaries on a consolidated basis outstanding as of the Transaction Date (it being understood and agreed that any First Priority Claims in respect of any unused revolving commitment (including any unused revolving commitment under the Credit Agreement) shall be deemed to be fully drawn and outstanding on the Transaction Date), to

(2)                                  the Pro Forma Consolidated Cash Flow of the Company for the four full consecutive fiscal quarters ended immediately preceding the Transaction Date,

in each case, determined on a pro forma basis as if any such Indebtedness had been incurred and the proceeds thereof had been applied at the beginning of such four consecutive fiscal quarters, would be greater than zero and less than 2.75 to 1.00.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Physical Notes” has the meaning set forth in Section 2.15(b).

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Premises” has the meaning set forth in Section 4.21.

“principal” of any Indebtedness (including the Notes) means the principal amount (or accreted value, as the case may be) of such Indebtedness plus the premium, if any, on such Indebtedness.

“Private Placement Legend” means the legend initially set forth on the Notes in the form set forth in Exhibit C-1.

“Pro Forma Consolidated Cash Flow” means, with respect to any Person, for any period, the Consolidated Cash Flow of such Person for such period calculated on a pro forma basis to give effect to any Asset Sale or other disposition or Asset Acquisition (including acquisitions of other Persons by merger, consolidation or purchase of Capital Stock) by such Person during such period as if such Asset Sale or other disposition or Asset Acquisition had taken place on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an Asset Acquisition and the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. Any such pro forma calculations may include operating expense reductions (net of associated expenses) for such period resulting from the Asset Acquisition or other Investment which is being given pro forma effect that (a) would be permitted to be reflected on pro forma financial statements pursuant to Rule 11-02 of Regulation S-X under the Securities Act or (b) have been realized or for which substantially all the steps necessary for realization have been taken or, at the time of determination, are reasonably expected to be taken with 180 days immediately following any such Asset Acquisition or other Investment, including, but not limited to, the execution, termination, renegotiation or modification of any contracts, the termination of any personnel or the closing of any facility, as applicable, provided that, in any case, such adjustments shall be calculated on an annualized basis and such adjustments are set forth in an Officers’ Certificate signed by the Company’s chief financial officer and another Officer which states in detail (i) the amount of such adjustment or adjustments, (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the Officers executing such Officers’ Certificate at the time of such execution and (iii) that such adjustment or adjustments and the plan or plans related thereto have been reviewed and approved by the Company’s Board of Directors.

“Public Equity Offering” means an underwritten public offering of Common Stock of the Company or any holding company of the Company pursuant to a registration statement filed with the SEC (other than on Form S-8) that results in net cash proceeds to the Company of at least $35,000,000.

“PUC” means the public utilities commission for any state or any other jurisdiction or any successor agency, and any successor, in whole or in part, to its functions or jurisdictions.

“Purchase Money Indebtedness” means Indebtedness of the Company and its Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment, provided that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Record Date” means any of the Record Dates specified in the Notes, whether or not a Legal Holiday.

“Redemption Date” means, when used with respect to any Note to be redeemed, the date fixed for redemption of such Note pursuant to this Indenture and the Notes.

“Redemption Price” means, when used with respect to any Note to be redeemed, the price fixed for redemption pursuant to this Indenture and the Notes.

“Reference Treasury Dealer” means any primary U.S. government securities dealer in the City of New York selected by the Company.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with Section 4.11 (other than pursuant to Permitted Indebtedness) or clause (1), (3) or (10) of the definition of Permitted Indebtedness, in each case that does not:

(1)                                  have an aggregate principal amount (or, if such Indebtedness is issued with original issue discount, an aggregate offering price) greater than the sum of (x) the aggregate principal amount of the Indebtedness being Refinanced (or, if such Indebtedness being Refinanced is issued with original issue discount, the aggregate accreted value) as of the date of such proposed Refinancing plus (y) the amount of fees, expenses, premium, defeasance costs and accrued but unpaid interest relating to the Refinancing of such Indebtedness being Refinanced;

(2)                                  create Indebtedness with: (a) a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a stated final maturity earlier than the stated final maturity of the Indebtedness being Refinanced; or

(3)                                  affect the security, if any, for such Refinancing Indebtedness (except to the extent that less security is granted to holders of such Refinancing Indebtedness);

provided, that if such Indebtedness being Refinanced is subordinate or junior by its terms to the Notes, then such Refinancing Indebtedness shall be subordinate by its terms to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

“Registrar” has the meaning set forth in Section 2.03.

“Registration Rights Agreement” means (a) the Registration Rights Agreement, dated as of the Issue Date, between the Company, the Guarantors and the Initial Purchaser, as the same may be amended or modified from time to time in accordance with the terms thereof and (b) any registration rights agreement between the Company, the Guarantors and the other parties thereto in connection with the issuance of Additional Notes.

“Regulated Subsidiary” means any Domestic Restricted Subsidiary of the Company that (a) is required to obtain regulatory or other governmental approvals to become a Guarantor or to grant a Lien on its assets pursuant to any Collateral Agreement and (b) has not obtained such approvals.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Temporary Global Note” has the meaning set forth in Section 2.01.

“Regulation S Permanent Global Note” has the meaning set forth in Section 2.01.

“Restricted Payment” has the meaning set forth in Section 4.09.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Security” has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

“Restricted Subsidiary” of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

“Restructuring Expenses” means any restructuring expenses as defined by GAAP.

“Rule 144A” means Rule 144A under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Secured Parties” means the Collateral Agent, the Trustee and the Holders.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means the Security and Pledge Agreement, dated as of the Issue Date, made by the Company and the Guarantors in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

“Significant Subsidiary” with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

“Specified Subsidiary” means, as the context may require, a Foreign Restricted Subsidiary of the Company and/or a Regulated Subsidiary.

“Subsidiary” with respect to any Person, means:

(1)                                  any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

(2)                                  any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or any of its Restricted Subsidiaries shall be a Swap Agreement.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended, as in effect on the date of this Indenture, except as otherwise set forth in Section 9.03.

“Transaction Date” means with respect to the incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries that is a Guarantor, the date such Indebtedness is to be incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption period.

“Trust Officer” means any officer of the Trustee assigned by the Trustee to administer this Indenture or, in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“Unrestricted Subsidiary” of any Person means:

(1)                                  any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(2)                                  any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that:

(1)                                  the Company certifies to the Trustee that such designation complies with Section 4.09; and

(2)                                  each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

(1)                                  immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.11; and

(2)                                  both immediately before and after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means non-callable direct obligations of, and non-callable obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

“U.S. Legal Tender” means such coin or currency of the United States which, as at the time of payment, shall be immediately available legal tender for the payment of public and private debts.

“Voting Stock” means, with respect to any Person, securities of any class or classes of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors (or equivalent governing body) of such Person.

“Wayzata” means, as the context may require, Wayland Distressed Opportunities Fund I-B, LLC, Wayland Distressed Opportunities Fund I-C, LLC, Wayzata Recovery Fund, LLC, Wayzata Opportunities Fund Offshore, L.P. and Wayzata Opportunities Fund, LLC.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (1) the then outstanding aggregate principal amount of such Indebtedness into (2) the sum of the total of the products obtained by multiplying:

(a)                                  the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

(b)                                 the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly-Owned Subsidiary” of any Person means any Restricted Subsidiary of such Person of which all the outstanding Capital Stock (other than in the case of a Foreign Subsidiary, directors’

qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly-Owned Subsidiary of such Person.

SECTION 1.02. Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company or any other obligor on the Notes.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03. Rules of Construction.

Unless the context otherwise requires:

(1)                                  a term has the meaning assigned to it;

(2)                                  an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                                  “or” is not exclusive;

(4)                                  words in the singular include the plural, and words in the plural include the singular;

(5)                                  “herein”, “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(6)                                  when the words “includes” or “including” are used herein, they shall be deemed to be followed by the words “without limitation”;

(7)                                  all references to “interest” in this Indenture and each other Indenture Document in respect of any Note shall include any Additional Interest due on such Note pursuant to the terms of the applicable Registration Rights Agreement; and

(8)                                  all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.

ARTICLE TWO

THE SECURITIES

SECTION 2.01. Form and Dating.

The Initial Notes and the Additional Notes and the Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit A hereto. The Exchange Notes and the Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit B hereto; provided, that the form of the Exchange Notes shall include such variations as are required or, subject to Section 9.02, permitted by the Registration Rights Agreement. The Notes may have notations, legends or endorsements required by law, stock exchange rule or Depository rule or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication.

The terms and provisions contained in the forms of the Notes annexed hereto as Exhibit A and Exhibit B shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Notes in registered form, substantially in the form set forth in Exhibit A hereto (“Global Notes”), deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legends set forth in Exhibits C-1 and C-2.

Notes offered and sold to Institutional Accredited Investors in reliance on Rule 501(a)(1), (2), (3) or (7) under the Securities Act shall be issued initially in the form of one or more permanent Global Notes deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legends set forth in Exhibits C-1 and C-2.

Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more temporary Global Notes (a “Regulation S Temporary Global Note”) deposited with the Trustee, as custodian for the Depository, and registered in the name of the Depository or the nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legends set forth in Exhibits C-1 and C-2.

Following the termination of the Restricted Period, beneficial interests in a Regulation S Temporary Global Note will be exchanged for beneficial interests in a permanent Global Note ( a “Regulation S Permanent Global Note”) pursuant to the Applicable Procedures. Simultaneously with the authentication of a Regulation S Permanent Global Note, the Trustee will cancel the related Regulation S Temporary Global Note.

The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by participants through Euroclear or Clearstream.

The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

The definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

SECTION 2.02. Execution and Authentication; Aggregate Principal Amount.

An Officer (who shall have been duly authorized by all requisite corporate actions) shall sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note or Guarantee was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note or Guarantee, the Note or Guarantee shall nevertheless be valid.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence, and the only evidence, that the Note has been authenticated under this Indenture.

The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $120,000,000 (ii) Exchange Notes from time to time for issue only pursuant to the applicable Registration Rights Agreement in exchange for a like principal amount of Initial Notes or Additional Notes, and (iii) subject to compliance with Section 4.11, one or more series of Additional Notes for original issue after the Issue Date, in each case upon written orders of the Company in the form of an Officers’ Certificate, which Officers’ Certificate shall, in the case of any issuance of Additional Notes, certify that such issuance is in compliance with Section 4.11. In addition, each Officers’ Certificate shall specify the amount of Initial Notes, Exchange Notes or Additional Notes to be authenticated and the date on which the Initial Notes, Exchange Notes or Additional Notes are to be authenticated.

All Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

The Trustee may appoint an authenticating agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 in principal amount and any integral multiple thereof.

SECTION 2.03. Registrar and Paying Agent.

The Company shall maintain an office or agency which shall initially be the office of the Trustee in the Borough of Manhattan, The City of New York, where (a) Notes may be presented or surrendered for registration of transfer or for exchange (the “Registrar”), and (b) Notes may be presented or surrendered for payment (the “Paying Agent”) and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served (provided that such notice or demand is also given to the Company as provided in Section 11.02). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee. The term “Paying Agent” includes any additional Paying Agent. Neither the Company nor any Affiliate of the Company may act as Paying Agent.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee in writing, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, as shall be entitled to appropriate compensation therefore, pursuant to Section 7.07.

The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes. The Paying Agent or Registrar may resign upon thirty (30) days’ written notice to the Company.

The Company appoints The Depository Trust Company as Depository.

SECTION 2.04. Obligations of Paying Agent.

The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold separate and apart from, and not commingle with any other properties, for the benefit of the Holders or the Trustee, all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Paying Agent shall promptly notify the Trustee in writing of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon receipt by the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.05. Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA Section 312(b). If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably request of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06. Transfer and Exchange of Notes.

Subject to the provisions of Sections 2.15 and 2.16, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations of the same series, the Registrar or co-Registrar shall register the transfer or make the exchange as requested (if its requirements for such transaction are met); provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing and such other documents as the Registrar or Co-Registrar may reasonably require. To permit registrations of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Notes at the Registrar’s or co-Registrar’s request. No service charge shall be made for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.10, 3.07, 4.14, 4.15 or 9.05, in which event the Company shall be responsible for the payment of such taxes).

The Registrar or co-Registrar shall not be required to register the transfer or exchange of any Note (i) during a period beginning at the opening of business fifteen (15) days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through the Depository, in accordance with this Indenture and the Applicable Procedures.

SECTION 2.07. Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims in writing that the Note has been lost, destroyed or wrongfully taken, then, in the absence of written notice to the Company or the Trustee that such Note has been acquired by a protected purchaser, the Company shall issue and the Trustee shall authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding if the Trustee’s requirements are met. Except with respect to mutilated Notes, if required by the Trustee or the Company, such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of its counsel and of the Trustee and its counsel. In case any mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof. Every replacement Note shall constitute an additional obligation of the Company, entitled to the benefits of this Indenture, subject to Section 2.08.

SECTION 2.08. Outstanding Notes.

Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09. Treasury Notes; When Notes Are Disregarded.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so considered. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

SECTION 2.10. Temporary Notes.

Until definitive Notes are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers’ Certificate. The Officers’ Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Notes in exchange for temporary Notes. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

SECTION 2.11. Cancellation.

The Company at any time may deliver Notes previously authenticated hereunder which the Company has acquired in any lawful manner, to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11. The Trustee shall dispose of all cancelled Notes in accordance with the Trustee’s customary procedures.

SECTION 2.12. CUSIP Numbers.

A “CUSIP” number shall be printed on the Notes, and the Trustee shall use the CUSIP number in notices of redemption, purchase or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.

SECTION 2.13. Deposit of Moneys.

Prior to 10:00 a.m. New York City time on each Interest Payment Date and the Maturity Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to make cash payments, if any, due on such Interest Payment Date or the Maturity Date, as the case may be.

SECTION 2.14. Global Securities.

Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depository.

SECTION 2.15. Book-Entry Provisions for Global Notes.

(a)                                  The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of the Depository, (ii) be delivered to the Trustee as custodian for the Depository and (iii) bear legends as set forth in Exhibit C-2. Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under any Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b)                                 Transfers or exchanges of the Global Notes shall be limited to transfers or exchanges in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged in accordance with the Applicable Procedures of the Depository and the provisions of Section 2.16, provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchaser). In addition, Notes in the form of certificated Notes in registered form in substantially the form set forth in Exhibit A hereto (the “Physical Notes”) shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Notes if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Notes and a successor Depository is not appointed by the Company within ninety (90) days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Notes; provided that a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Physical Note or transferred to a Person who takes delivery thereof in the form of a Physical Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(c)                                  Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such first Global Note and become a beneficial interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions, if any, and other procedures applicable to a beneficial interest in such other Global Notes for as long as it remains such an interest.

(d)                                 In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to paragraph (b) above, the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date of such transfer or exchange and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and aggregate principal amount.

(e)                                  In connection with the transfer or exchange of an entire Global Note to beneficial owners pursuant to paragraph (b) above, the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

(f)                                    Any Physical Note constituting a Restricted Security delivered in exchange for an interest in the Global Note pursuant to paragraph (b) above, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.16, bear the legend regarding transfer restrictions applicable to the Physical Notes set forth in Exhibit C-1.

(g)                                 The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.16. Special Transfer Provisions.

(a)                                  Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

(i)                                     the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after September 28, 2008 or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto; and

(ii)                                  if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by clause (i) above and (y) instructions given in accordance with the Applicable Procedures and the Registrar’s procedures, whereupon (1) the Registrar shall reflect on its books and records the date of such transfer and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (2) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and principal amount.

(b)                                 Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

(i)                                     the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144 A, and is aware that the sale to it is being made in reliance on Rule 144 A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

(ii)                                  if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Applicable Procedures and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

(c)                                  Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstance contemplated by clause (i)(x) of Section 2.16(a) exists or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

(d)                                 General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it shall transfer such Note only as provided in this Indenture.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any security (including any transfers between or among Agent Members or beneficial owners of interest in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

ARTICLE THREE

REDEMPTION

SECTION 3.01. Redemption.

The Company may, at its option, redeem the Notes, in whole or in part, at specified times and under specified conditions, as set forth in Sections 5(a), 5(b), 5(c) and 5(d) of the Notes. If the Company elects to redeem Notes pursuant to Section 5 (a), 5(b), 5(c) or 5(d) of the Notes, it shall, prior to mailing the notice of redemption referred to in Section 3.04 and at least 45 days prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee) furnish to the Trustee and Paying Agent an Officers’ Certificate setting forth the Redemption Date and the principal amount of the Notes to be redeemed, the Section of the Notes pursuant to which the redemption shall occur and the Redemption Price. Each Officers’ Certificate provided for in this Section 3.01 shall be accompanied by an Opinion of Counsel stating that such redemption complies with the conditions herein and in the Notes.

SECTION 3.02. Mandatory Redemption.

The Company shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.03. Selection of Notes to Be Redeemed.

If fewer than all of the Notes are to be redeemed pursuant to Section 5(a), 5(b), 5(c) or 5(d) of the Notes, as applicable, the Trustee shall select the Notes to be redeemed (1) in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or (2) if such Notes are not then listed on a national securities exchange, on a pro rata basis or by such method as the Trustee may reasonably determine is fair and appropriate; provided that if a partial redemption is made with the proceeds of an Equity Offering then the selection of Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is prohibited. The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof, to be redeemed.

Notes of a principal amount in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal amount of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.04. Notice of Redemption.

At least thirty (30) days but not more than sixty (60) days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address, with a copy to the Trustee and any Paying Agent. At the Company’s written request delivered at least fifteen days prior to the date such notice is to be given (unless a shorter period shall be acceptable to the Trustee), the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense, provided that the Company provides the Trustee with all information required for such notice of redemption. Failure to give Notice of redemption, or any defect therein to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Note.

Each notice of redemption shall identify the Notes to be redeemed and shall state:

(1)                                  the Redemption Date;

(2)                                  the Redemption Price and the amount of accrued interest, if any, to be paid;

(3)                                  the name and address of the Paying Agent;

(4)                                  the CUSIP number;

(5)                                  the subsection of the Notes pursuant to which such redemption is being made;

(6)                                  the place where such Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

(7)                                  that, unless the Company fails to deposit with the Paying Agent funds in satisfaction of the applicable Redemption Price plus accrued interest, if any, on Notes called for redemption ceases to accrue on and after the Redemption Date in accordance with Section 3.06, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest, if any, upon surrender to the Paying Agent of the Notes redeemed;

(8)                                  if any Note is being redeemed in part, the portion of the principal amount of such Note, to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof shall be issued; and

(9)                                  if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

If any of the Notes to be redeemed is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to redemption.

SECTION 3.05. Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.04, Notes or portions thereof called for redemption shall become irrevocably due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any, thereon. Upon surrender to the Trustee or Paying Agent, such Notes or portions thereof called for redemption shall be paid at the Redemption Price plus accrued interest, if any, thereon, to the Redemption Date, but installments of interest thereon, if any, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates referred to in the Notes.

SECTION 3.06. Deposit of Redemption Price.

Not later than 10:00 a.m. local time in the place of payment on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes or portions thereof to be redeemed on that date.

The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed shall cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

SECTION 3.07. Notes Redeemed in Part.

Upon surrender of a Note that is to be redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

ARTICLE FOUR

COVENANTS

SECTION 4.01. Payment of Notes.

The Company shall pay or cause to be paid the principal of, or premium, if any, or interest, if any, on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of, or premium, if any, or interest, if any, on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds at 10:00 a.m. (New York time) on that date U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture. The Company shall pay interest on overdue principal at 1% per annum in excess of the rate per annum set forth in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States from principal or interest payments hereunder.

SECTION 4.02. Maintenance of Office or Agency.

The Company shall maintain the office or agency required under Section 2.03. The Company shall give prior written notice to the Trustee and the Holders of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

SECTION 4.03. Corporate Existence.

Except as otherwise permitted by Article Four, Five or Ten, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the limited liability company, partnership or corporate existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of the Company and each such Restricted Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Restricted Subsidiary; provided, however, that the Company shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of its Restricted Subsidiaries, any such existence, material right or franchise, if the Board of Directors of the Company, shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole.

SECTION 4.04. Payment of Taxes and Other Claims.

The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes but not including regulatory charges or levies such as federal or state universal service contributions) levied or imposed upon it or any of its Restricted Subsidiaries or its properties or any of its Restricted Subsidiaries’ properties and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon its properties or any of its Restricted Subsidiaries’ properties; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being or shall be contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken or where the failure to effect such payment or discharge could not reasonably be expected to have a Material Adverse Effect.

SECTION 4.05. Maintenance of Properties and Insurance.

(a)                                  The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain its properties in good working order and condition in all material respects (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, betterments and improvements thereto; provided, however, that nothing in this Section 4.05 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the good faith judgment of the Board of Directors or other governing body of the Company or the Subsidiary concerned, as the case may be, desirable in the conduct of its businesses and could not reasonably be expected to have a Material Adverse Effect.

(b)                                 The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurance companies, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Company, are adequate and appropriate for the conduct of the business of the Company and its Restricted Subsidiaries.

SECTION 4.06. Compliance Certificate; Notice of Default.

(a)                                  The Company and each Guarantor shall deliver to the Trustee, within ninety (90) days after the end of the Company’s fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers (one of whom is the principal executive officer, principal financial officer or principal accounting officer) with a view to determining whether they have kept, observed, performed and fulfilled their obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer’s actual knowledge no Default or Event of Default occurred during such preceding fiscal year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers’ Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

(b)                                 (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee, at its address set forth in Section 11.02, by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy by registered or certified mail an Officers’ Certificate specifying such event, notice or other action within five (5) Business Days of its becoming aware of such occurrence.

SECTION 4.07. Reports to Holders.

Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the Trustee and, upon request, to the Holders:

(1)                                  all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10 Q and 10 K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company, if any) and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants; and

(2)                                  all current reports that would be required to be filed with the SEC on Form 8 K if the Company were required to file such reports,

in each case, within the time periods required for filing such forms and reports as specified in the SEC’s rules and regulations for non-accelerated filers unless the Company is otherwise an accelerated filer under the rules or regulations promulgated by the SEC.

Notwithstanding the foregoing, the Company may satisfy such requirements prior to the effectiveness of the registration statement contemplated by the Registration Rights Agreement by filing with the SEC such registration statement within the time period required for such filing as specified in the Registration Rights Agreement, to the extent that any such registration statement contains substantially the same information as would be required to be filed by the Company if it were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, and by providing the Trustee and Holders with such registration statement (and any amendments thereto) promptly following the filing thereof.

In addition, following the consummation of the Exchange Offer, whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing). Prior to the consummation of the Exchange Offer, for so long as any Notes remain outstanding, it will furnish to the Holders and prospective purchasers of Notes upon their request, the information required to be delivered pursuant to Rule 144(A)(d)(4) under the Securities Act.

The receipt by the Trustee of any such reports and documents pursuant to this Section 4.07 shall not constitute notice or constructive notice of any information contained in such documents or determinable from information contained in such documents, including the Company’s compliance with any covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

SECTION 4.08. Waiver of Stay, Extension or Usury Laws.

Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company and each of the Guarantors from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Company and the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.09. Limitation on Restricted Payments.

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)                                  declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company and dividends and distributions payable to the Company or another Restricted Subsidiary of the Company) on or in respect of shares of Capital Stock of the Company or its Restricted Subsidiaries to holders of such Capital Stock;

(2)                                  purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Restricted Subsidiary, other than any such Capital Stock held by the Company or any Restricted Subsidiary;

(3)                                  make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or any Guarantor that is subordinate or junior in right of payment to the Notes or a Guarantee; or

(4)                                  make any Investment (other than Permitted Investments);

(each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a “Restricted Payment”), if at the time of such Restricted Payment or immediately after giving effect thereto:

(i)                                     a Default or an Event of Default shall have occurred and be continuing;

(ii)                                  the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.11 or

(iii)                               the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the Fair Market Value of such property at the time of the making thereof) shall exceed the sum of:

(A)                              50% of the aggregate amount of the Consolidated Adjusted Cash Flow of the Company accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the Company’s fiscal quarter during which the Issue Date occurs and ending on the last day of the last full fiscal quarter preceding the Transaction Date; plus

(B)                                100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date of Qualified Capital Stock of the Company (excluding any net proceeds from an Equity Offering to the extent used to redeem Notes pursuant to the provisions described in Section 5(b) of the Notes); plus

(C)                                without duplication of any amounts included in clause (iii)(B) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company’s Capital Stock subsequent to the Issue Date (excluding any net proceeds from an Equity Offering to the extent used to redeem Notes pursuant to the provisions described in Section 5(b) of the Notes); plus

(D)                               100% of the aggregate net cash proceeds received from the issuance of Indebtedness or shares of Disqualified Capital Stock of the Company that have been converted into or exchanged for Qualified Capital Stock of the Company subsequent to the Issue Date; plus

(E)                                 an amount equal to the sum of (i) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary, and (ii) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted

Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

In the case of clauses (iii)(B) and (C) above, any net cash proceeds from issuances and sales of Qualified Capital Stock of the Company financed directly or indirectly using funds borrowed from the Company or any Subsidiary of the Company, shall be excluded until and to the extent such borrowing is repaid.

Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

(1)                                  the payment of any dividend or other distribution or redemption within 60 days after the date of declaration of such dividend or call for redemption if such payment would have been permitted on the date of declaration or call for redemption;

(2)                                  the acquisition of any shares of Qualified Capital Stock of the Company, either (i) solely in exchange for other shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company within 60 days after such sale;

(3)                                  the acquisition of any Indebtedness of the Company or the Guarantors that is subordinate or junior in right of payment to the Notes and Guarantees either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of (a) a sale for cash (other than to a Subsidiary of the Company) within 60 days after such sale of shares of Qualified Capital Stock of the Company or (b) if no Default or Event of Default would exist after giving effect thereto, Refinancing Indebtedness;

(4)                                  an Investment either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of the net proceeds of a sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company within 60 days after such sale;

(5)                                  if no Default or Event of Default has occurred and is continuing or would exist after giving effect thereto, the repurchase or other acquisition of shares of Capital Stock of the Company from employees, former employees, directors or former directors of the Company (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of the Company under which such shares were granted, issued or sold; provided, however, that the aggregate amount of such repurchases and other acquisitions in any calendar year shall not exceed $250,000 plus any such amounts not used in prior fiscal years;

(6)                                  in the event of a Change of Control, and if no Default shall have occurred and be continuing or would exist after giving effect, the payment, purchase, redemption, defeasance or other acquisition or retirement of Indebtedness that is subordinated to the Notes or the Guarantees, in each case, at a purchase price not greater than 101% of the principal amount of such Indebtedness (or, if such Indebtedness was issued with original issue discount, 101% of the accreted value), plus any accrued and unpaid interest thereon; provided, however, that prior to or substantially concurrently with such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company has made a Change of Control Offer with respect to the Notes as a result of such Change of Control and has repurchased all Notes validly tendered and not withdrawn in connection with such Change of Control Offer;

(7)                                  repurchases of Capital Stock deemed to occur upon exercise of stock options, warrants or other similar rights if such Capital Stock represents a portion of the exercise price of such options, warrants or other similar rights;

(8)                                  payments or distributions to dissenting stockholders of Capital Stock of the Company pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company or any of its Restricted Subsidiaries; and

(9)                                  if no Default shall have occurred and be continuing or would exist after giving effect thereto, other Restricted Payments not to exceed $10,000,000 in the aggregate after the Issue Date.

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the first paragraph of this Section 4.09, amounts expended pursuant to clauses (1), (2)(ii), (3)(ii)(a) and (4)(ii) of the immediately preceding paragraph shall be included in such calculation and amounts expended pursuant to any other clause of the immediately preceding paragraph shall be excluded therefrom.

Promptly following the end of each fiscal quarter during which any Restricted Payment was made, the Company shall deliver to the Trustee an Officers’ Certificate stating that each such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company’s latest available internal quarterly financial statements.

SECTION 4.10. Limitations on Transactions with Affiliates.

(a)                                  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an “Affiliate Transaction”), other than:

(x)                                   Affiliate Transactions permitted under paragraph (b) below, and

(y)                                 Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

With respect to all Affiliate Transactions involving consideration to either party reasonably expected to be in excess of $1,000,000 (other than those set forth in paragraph (b) below), the Company shall deliver an Officers’ Certificate to the Trustee certifying that such transactions are in compliance with clause (y) above. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a Fair Market Value in excess of $5,000,000 shall be approved by a majority of the members of the Board of Directors of the Company (including a majority of the disinterested members thereof), as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate Fair Market Value of more than $10,000,000, the Company shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of the financial terms of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from an Independent Financial Advisor and file the same with the Trustee.

(b)                                 The restrictions set forth in paragraph (a) above shall not apply to:

(1)                                  customary fees and compensation including bonuses and other benefits paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Board of Directors of the Company or senior management and consistent with prior practices;

(2)                                  transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries; provided that such transactions are not otherwise prohibited by this Indenture;

(3)                                  any agreement as in effect as of the Issue Date or any transaction contemplated thereby and any amendment thereto or any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

(4)                                  Restricted Payments permitted by this Indenture; and

(5)                                  any employment, stock option, stock repurchase, employee benefit compensation, business expense reimbursement, severance, termination or other employment-related agreements, arrangements or plans entered into by the Company or any of its Restricted Subsidiaries for the benefit of its employees in the ordinary course of business.

SECTION 4.11. Limitation on Incurrence of Additional Indebtedness.

(a)                                  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”) any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any of its Restricted Subsidiaries that is or, upon such incurrence, becomes a Guarantor may incur Indebtedness (including Acquired Indebtedness) if on the date of the incurrence of such Indebtedness the ratio of:

(1)                                  the aggregate principal amount (or accreted value, as the case may be) of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis outstanding as of the Transaction Date (it being understood and agreed that any Indebtedness in respect of any unused revolving commitment (including any unused revolving commitment under the Credit Agreement) shall be deemed to be fully drawn and outstanding on the Transaction Date)

to

(2)                                  the Pro Forma Consolidated Cash Flow of the Company for the four full consecutive fiscal quarters ended immediately preceding the Transaction Date, in each case,

determined on a pro forma basis as if any such Indebtedness had been incurred and the proceeds thereof had been applied at the beginning of such four consecutive fiscal quarters, would be greater than zero and less than 4.00 to 1.00.

(b)                                 The Company will not, and will not permit any of its Domestic Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated to any other Indebtedness of the Company or such Domestic Restricted Subsidiary unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Obligations of the Company or such Domestic Restricted Subsidiary under (i) in the case of the Company, the Notes and this Indenture or (ii) in the case of such Domestic Restricted Subsidiary, its Guarantee and this Indenture, in each case, to the same extent that such Indebtedness to be incurred is subordinated to such other Indebtedness; provided, however, for the avoidance of doubt, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured or by virtue of being secured on a junior Lien basis.

SECTION 4.12. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any contractual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to:

(1)                                  pay dividends or make any other distributions on or in respect of its Capital Stock;

(2)                                  make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or

(3)                                  transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company,

except for such encumbrances or restrictions existing under or by reason of:

(a)                                  applicable law, rule or regulation;

(b)                                 this Indenture, the Intercreditor Agreement and the Collateral Agreements;

(c)                                  customary non-assignment provisions of any lease or license of the Company or any Restricted Subsidiary of the Company to the extent such provisions restrict the transfer, assignment, subletting or sublicensing of the lease or license of the property leased or licensed thereunder;

(d)                                 any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(e)                                  the Credit Agreement (and all replacements or substitutions thereof on terms no more adverse to the Holders);

(f)                                    agreements existing on the Issue Date to the extent and in the manner such agreements exist on the Issue Date;

(g)                                 restrictions on the transfer of assets subject to any Lien permitted under this Indenture;

(h)                                 restrictions imposed by any agreement to sell assets or Capital Stock permitted under this Indenture to any Person pending the closing of such sale;

(i)                                     provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered into in the ordinary course of business;

(j)                                     restrictions contained in the terms of Purchase Money Indebtedness or Capitalized Lease Obligations not incurred in violation of this Indenture; provided that such restrictions relate only to the assets financed with such Indebtedness;

(k)                                  restrictions in other Indebtedness incurred in compliance with Section 4.11 (including Permitted Indebtedness); provided that such restrictions, taken as a whole, are, in the good faith judgment of the Board of Directors of the Company, no more materially restrictive taken as a whole with respect to such encumbrances and restrictions than those contained in the existing agreements referenced in clauses (b), (e) and (f) above or otherwise determined by the Board of Directors of the Company to be customary in comparable financings and that the Board of Directors determines will not have a material and adverse effect on the Company’s ability to make principal or interest payments on the Notes;

(l)                                     restrictions on cash or other deposits imposed by customers under contracts or other arrangements entered into or agreed to in the ordinary course of business; or

(m)                               an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (b), (d), or (k) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (b), (d), or (k).

SECTION 4.13. Additional Guarantees.

If the Company or any of its Restricted Subsidiaries shall organize, acquire or otherwise invest in another Person that is or becomes a Domestic Restricted Subsidiary that is not a Guarantor, then the Company shall cause such Domestic Restricted Subsidiary that is not a Guarantor to:

(1)                                  execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Domestic Restricted Subsidiary shall unconditionally guarantee on a senior secured basis all of the Company’s obligations under the Notes and this Indenture on the terms set forth in this Indenture;

(2)                                  execute and deliver to the Collateral Agent amendments to the Intercreditor Agreement and the Collateral Agreements and take such other actions necessary or as the Collateral Agent deems advisable in order to grant to the Collateral Agent, for the benefit of the Holders, a perfected Lien in the assets other than Excluded Collateral of such Domestic Restricted Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Collateral Agreements, by law or as may be reasonably be requested by the Collateral Agent;

(3)                                  take such further action and execute and deliver such other documents specified in this Indenture or otherwise reasonably requested by the Trustee to effectuate the foregoing; and

(4)                                  deliver to the Trustee an Opinion of Counsel that such supplemental indenture and any other documents required to be delivered have been duly authorized, executed and delivered by such Domestic Restricted Subsidiary and constitute legal, valid, binding and enforceable obligations of such Domestic Restricted Subsidiary and such other opinions regarding the perfection of such Liens in the assets of such Domestic Restricted Subsidiary.

Thereafter, such Domestic Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture.

Notwithstanding anything to the contrary in the immediately preceding paragraph, any Domestic Restricted Subsidiary that is a Regulated Subsidiary shall not be required to take the actions required by this Section 4.13 until such time as it ceases to be a Regulated Subsidiary.

SECTION 4.14. Limitation on Change of Control.

(a)                                  Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to purchase all or a portion (in integral multiples of $1,000) of such Holder’s Notes that are outstanding on the date of purchase using immediately available funds pursuant to the offer described below (the “Change of Control Offer”), at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to such date of purchase.

(b)                                 Within 30 days following the date upon which the Change of Control occurred, the Company shall send, by registered first-class mail, postage prepaid, a notice to each record Holder as shown on the register of Holders, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

(1)                                  that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes tendered and not withdrawn shall be accepted for payment;

(2)                                  the purchase price (including the amount of accrued interest, if any) and the purchase date (which shall be no earlier than thirty (30) days nor later than sixty (60) days from the date such notice is mailed, other than as may be required by law) (the “Change of Control Payment Date”);

(3)                                  that any Note not tendered shall continue to accrue interest;

(4)                                  that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(5)                                  that Holders electing to have a Note purchased pursuant to a Change of Control Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

(6)                                  that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than three (3) Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Notes purchased;

(7)                                  that Holders whose Notes are purchased only in part shall be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

(8)                                  the circumstances and relevant facts regarding such Change of Control.

If any of the Notes subject to the Change of Control Offer is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to comply with the procedures of the Depository applicable to repurchases.

On or before the Change of Control Payment Date, the Company shall (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price of, plus accrued interest on, if any, of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so tendered the purchase price for such Notes and the Company shall promptly issue and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. Any Notes not so accepted shall be promptly mailed by the Company to the Holders thereof. For purposes of this Section 4.14, the Trustee shall act as the Paying Agent.

Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned by the Paying Agent to the Company.

Neither the Board of Directors of the Company nor the Trustee may waive the Company’s obligation to offer to purchase the Notes pursuant to this Section 4.14.

Notes (or portions thereof) purchased pursuant to a Change of Control offer will be cancelled and may not be reissued.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 by virtue thereof.

The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements of this Section 4.14 and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.15. Limitation on Asset Sales.

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)                                  the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed;

(2)                                  at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale is in the form of cash or Cash Equivalents and is received at the time of such disposition; provided that the amount of any liabilities (as shown on the most recent applicable balance sheet) of the Company or such Restricted Subsidiary (other than liabilities of the Company or such Restricted Subsidiary that are by their terms subordinated to the Notes or, if applicable, the Guarantees) that are assumed by the transferee of any such assets shall be deemed to be cash for purposes of this provision so long as the documents governing such liabilities provide that there is no further recourse to the Company or any of its Subsidiaries with respect to such liabilities; and

(3)                                  the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 360 days of receipt thereof to make:

(a)                                  an investment in properties, plant, equipment or other non-current assets that replace the properties and assets that were the subject of such Asset Sale or in other properties, plant, equipment or other non-current assets that will be used or useful in a Permitted Business (including expenditures for maintenance, repair or improvement of existing properties, plant, equipment or other non-current assets) of the Company and its Restricted Subsidiaries;

(b)                                 a repayment of First Priority Claims and, if such Indebtedness is pursuant to a revolving commitment under the Credit Agreement, a permanent reduction in such commitment thereunder;

(c)                                  an acquisition of a majority of the Capital Stock of a Person engaged in a Permitted Business that becomes a Restricted Subsidiary; or

(d)                                 in the case of Net Cash Proceeds relating to the ATS Sale, an optional redemption of all or a portion of the Notes in accordance with the provisions described in Section 5(d) of the Notes.

Pending the final application of Net Cash Proceeds, the Company may temporarily reduce revolving credit borrowings or invest such Net Cash Proceeds in Cash Equivalents. On the 361st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clause (3) of the preceding paragraph (each, a “Net Proceeds Offer Trigger Date”), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clause (3) of the preceding paragraph (each a “Net Proceeds Offer Amount”) shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the “Net Proceeds Offer”) on a date (the “Net Proceeds Offer Payment Date”) not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all Holders and all holders of such other Applicable Indebtedness containing provisions similar to those set forth in this Section 4.15 on a pro rata basis, the maximum principal amount of Notes and such other Applicable Indebtedness that may be purchased with the Net Proceeds Offer Amount at a price equal to 100% of the principal amount thereof (or if such Applicable Indebtedness was issued with original issue discount, 100% of the accreted value), plus accrued and unpaid interest thereon to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder on the date of such conversion or disposition, as the case may be, and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.15.

The Company may defer any Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5,000,000 resulting from one or more Asset Sales in which case the accumulation of such amount shall constitute a Net Proceeds Offer Trigger Date (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5,000,000, shall be applied as required pursuant to the immediately preceding paragraph). Upon the completion of the Net Proceeds Offer, such Net Proceeds Offer Amount will be reset at zero.

In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted in Section 5.01, which transaction does not constitute a Change of Control, the successor entity shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this Section 4.15, and shall comply with the provisions of this Section 4.15 (other than clause (2) of the first paragraph of this Section 4.15) with respect to such deemed sale as if it constituted an Asset Sale. In addition, the Fair Market Value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.15; provided that the amount of such deemed Net Cash Proceeds shall be reduced by the amount of any liabilities (as shown on the most recent applicable balance sheet) of the Company or the applicable Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are retained along with such properties and assets not so transferred so long as the documents governing such liabilities provide that there is no further recourse to such successor entity or any of its Subsidiaries with respect to such liabilities.

To the extent that the aggregate principal amount of Notes tendered pursuant to such Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company and its Restricted Subsidiaries may use such deficiency for any purposes not prohibited by this Indenture (including repayment of Indebtedness). Upon completion of such Net Proceeds Offer, the amount of Net Proceeds Offer Amount will be reset to zero.

Each notice of a Net Proceeds Offer shall be mailed first class, postage prepaid, to the record Holders as shown on the register of Holders within 20 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

If any of the Notes subject to a Net Proceeds Offer is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to comply with the procedures of the Depository applicable to repurchases.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with Section 4.15 or Section 5.01, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 4.15 or Section 5.01 by virtue of such compliance.

SECTION 4.16. Limitation on Liens.

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens (other than Permitted Liens) of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom.

Notwithstanding anything to the contrary in the immediately preceding paragraph, the Company will not, and will not cause or permit any of its Domestic Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any (i) real property leasehold interest or (ii) Capital Stock issued by a Subsidiary of the Company that is held by the Company or any of its Domestic Restricted Subsidiaries whether on or after the Issue Date or any right related thereto (other than (A) with respect to any such real property leasehold interests, Permitted Liens described in clauses (1), (2), (4) (provided that neither the Company or any Restricted Subsidiary shall voluntarily take, or consent to the taking of, any action to perfect any such Permitted Lien described in such clause (4)), (5), (12), (14), (15) (provided that an additional limitation to the limitations set forth in such clause (15) shall be that the Indebtedness that was being Refinanced was only secured by a Permitted Lien described in clause (12) of the definition thereof), (16) and (17) of the definition thereof and (B) with respect to any such Capital Stock, Permitted Liens described in clauses (1), (12), (14), (15) (provided that an additional limitation to the limitations set forth in such clause (15) shall be that the Indebtedness that was being Refinanced was only secured by a Permitted Lien described in clause (12) of the definition thereof), (16) and (17) of the definition thereof).

SECTION 4.17. Conduct of Business.

The Company will not, and will not permit any of its Restricted Subsidiaries to engage in any business other than a Permitted Business.

SECTION 4.18. Limitation on Issuances and Sales of Capital Stock of Subsidiaries.

The Company will not permit or cause any of its Restricted Subsidiaries to issue, sell, lease, transfer or otherwise dispose of any Capital Stock (other than to the Company or to a Wholly-Owned Subsidiary of the Company), except as required by applicable law; provided, however, that this provision shall not prohibit (1) any issuance or sale if, immediately after giving effect thereto, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 4.09 if made on the date of such issuance or sale or (2) the sale of all of the Capital Stock of a Restricted Subsidiary in compliance with Section 4.15.

SECTION 4.19. Payments for Consent.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Intercreditor Agreement, any Collateral Agreement, the Registration Rights Agreement or the Notes, unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.20. Further Assurances Relating to the Collateral.

The Company shall, and shall cause each Guarantor to, at their sole cost and expense, execute and deliver all such agreements and instruments as the Collateral Agent or the Trustee shall reasonably request to more fully or accurately describe the property included as Collateral. The Company shall, and shall cause each Guarantor to, at their sole cost and expense, file any such notice filings or other agreements or instruments as may be reasonably necessary or desirable under applicable law to perfect and continue the perfection of the Liens created by the Collateral Agreements at such times and at such places as the Collateral Agent or the Trustee may reasonably request.

SECTION 4.21. Real Estate Mortgages and Filings.

With respect to any fee interest in any land and the related improvements (including fixtures) thereon (individually and collectively, the “Premises”) (i) owned by the Company or a Guarantor on the Issue Date and that has a Fair Market Value on the Issue Date of greater than $1,000,000 or (ii) acquired by the Company or a Guarantor after the Issue Date for a purchase price of greater than $1,000,000, within 90 days of the Issue Date in the case of clause (i) above and within 90 days of the acquisition thereof in the case of clause (ii) above:

(1)                                  the Company shall deliver to the Collateral Agent, as mortgagee, fully-executed counterparts of Mortgages, each dated as of the Issue Date or the date of acquisition of such property, as the case may be, duly executed by the Company or the applicable Guarantor, together with evidence of the completion (or satisfactory arrangements for the completion), of all recordings and filings of such Mortgage as may be necessary to create a valid, perfected Lien, subject to Permitted Liens, against the properties purported to be covered thereby;

(2)                                  the Company shall deliver to the Collateral Agent mortgagee’s title insurance policies in favor of the Collateral Agent, as mortgagee for the ratable benefit of the Collateral Agent, the Trustee and the Holders in an amount equal to 100% of the Fair Market Value of the Premises purported to be covered by the related Mortgage, insuring that title to such property is marketable and that the interests created by the Mortgage constitute valid Liens thereon free and clear of all Liens, defects and encumbrances other than Permitted Liens;

(3)                                  the Company shall deliver to the Collateral Agent, with respect to each of the covered Premises, the most recent survey of such Premises, together with either (i) an updated survey certification in favor of the Trustee and the Collateral Agent from the applicable surveyor stating that, based on a visual inspection of the property and the knowledge of the surveyor, there has been no change in the facts depicted in the survey or (ii) an affidavit and/or indemnity from the Company or the applicable Guarantor, as the case may be, stating that to its knowledge there has been no change in the facts depicted in the survey, other than, in each case, changes that do not materially adversely affect the use by the Company or Guarantor, as applicable, of such

Premises for the Company or such Guarantor’s business as so conducted, or intended to be conducted, at such Premises and in each case, in form sufficient for the title insurer issuing the title policy to remove the standard survey exception from such policy and issue a survey endorsement to such policy; and

(4)                                  the Company shall cause to be delivered to the Collateral Agent an Opinion of Counsel that such Mortgage and any other documents required to be delivered have been duly authorized, executed and delivered by the Company or such Guarantor, as applicable, and constitute legal, valid, binding and enforceable obligations of the Company or such Guarantor, as applicable, and such other opinions regarding the perfection of such Liens created by such Mortgage in such Premises.

SECTION 4.22. Regulated Subsidiaries.

The Company shall use its reasonable best efforts to cause all Regulated Subsidiaries to obtain all regulatory and other governmental approvals as may be necessary for such Regulated Subsidiaries to become Guarantors and to grant Liens on their assets pursuant to the Collateral Agreements. The Company shall cause each Regulated Subsidiary that has not yet become a Guarantor to (i) promptly deposit, or cause to be transferred, into one or more of its deposit accounts all proceeds of any receivables paid to such Regulated Subsidiary and (ii) transfer to the Company or a Guarantor all such proceeds no later than the close of business on the Business Day following the date on which such proceeds are made available to such Regulated Subsidiary by the applicable depositary institution.

SECTION 4.23. Additional Interest.

If Additional Interest becomes payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee an Officers’ Certificate stating (i) the amount of Additional Interest due and payable, (ii) the Section of the Registration Rights Agreement pursuant to which Additional Interest is due and payable and (iii) the date on which Additional Interest is payable. Unless and until a Trust Officer of the Trustee receives such an Officers’ Certificate, the Trustee may assume without inquiry that no Additional Interest is payable; provided, that the failure of the Company to deliver to the Trustee such Officers’ Certificate shall not relieve the Company of its obligation to pay any such Additional Interest when due and payable.

ARTICLE FIVE

SUCCESSOR CORPORATION

SECTION 5.01. Merger, Consolidation and Sale of Assets.

The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of its assets whether as an entirety or substantially as an entirety to any Person unless:

(1)                                  either:

(a)                                  the Company shall be the surviving or continuing corporation; or

(b)                                 the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company’s Restricted Subsidiaries substantially as an entirety (the “Surviving Entity”):

(x)                                   shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

(y)                                 shall expressly assume, (i) by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, interest, if any, on all of the Notes and the performance of every covenant of the Notes, this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed thereunder and (ii) by amendment, supplement or other instrument (in form and substance reasonably satisfactory to the Trustee and the Collateral Agent), executed and delivered to the Trustee and the Collateral Agent, all obligations of the Company under the Intercreditor Agreement and the Collateral Agreements, and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Agreements on the Collateral owned by or transferred to the surviving entity;

(2)                                  immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, (a) shall have a Consolidated Net Worth at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction and (b) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.11;

(3)                                  immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

(4)                                  the Company or the Surviving Entity shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Notwithstanding the foregoing, any merger or consolidation or sale of all or substantially all of the property and assets of (i) a Guarantor with and into the Company (with the Company being the surviving entity) or (ii) the Company with an Affiliate organized solely for the purpose of reincorporating the Company in another jurisdiction in the United States or any state thereof or the District of Columbia or changing the legal form of the Company need only comply with (A) clause (4) of the first paragraph of this Section 5.01 and (B) in the case of a merger or consolidation involving the Company as described in clause (ii) above, clause (1)(b)(y) of the first paragraph of this Section 5.01.

SECTION 5.02. Successor Corporation Substituted.

Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not surviving or the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such. Upon such substitution, the Company and any Guarantors that remain Subsidiaries of the Company shall be released from their obligations under this Indenture, the Guarantees and the other Indenture Documents.

ARTICLE SIX

DEFAULT AND REMEDIES

SECTION 6.01. Events of Default.

Each of the following is an “Event of Default”:

(1)                                  the failure to pay interest (including Additional Interest, if any) on any Notes or any other amount (other than principal for or premium, if any, on the Notes) when the same becomes due and payable and the default continues for a period of 30 days;

(2)                                  the failure to pay the principal of or premium, if any, on any Notes, when such principal or premium, if any, becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered and not properly withdrawn pursuant to a Change of Control Offer or a Net Proceeds Offer);

(3)                                  a default in the observance or performance of any other covenant or agreement contained in this Indenture (other than the payment of the principal of, or premium, if any, or interest on any Note), the Intercreditor Agreement or any Collateral Agreement which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 5.01, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(4)                                  the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days from the date of acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated (in each case with respect to which the 20-day period described above has elapsed), aggregates $10,000,000 or more at any time;

(5)                                  one or more judgments in an aggregate amount in excess of $ 10,000,000 shall have been rendered against the Company or any of its Restricted Subsidiaries (other than any judgment as to which a reputable and solvent third party insurer has accepted full coverage) and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

(6)                                  the Company or any Significant Subsidiary (A) commences a voluntary case or proceeding under any Bankruptcy Code with respect to itself, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Code, (C) consents to the appointment of a Custodian of it or for substantially all of its property, (D) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (E) makes a general assignment for the benefit of its creditors; or (F) takes any corporate action to authorize or effect any of the foregoing;

(7)                                  a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Code, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any Significant Subsidiary, (B) appoint a Custodian of the Company or any Significant Subsidiary or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days;

(8)                                  any Collateral Agreement at any time for any reason shall cease to be in full force and effect in all material respects, or ceases to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby, (except, in each case, if terminated in accordance with its terms or in accordance with the terms of this Indenture) superior to and prior to the rights of all third Persons other than the holders of Permitted Liens and subject to no other Liens except as expressly permitted by the Intercreditor Agreement, the applicable Collateral Agreement or this Indenture;

(9)                                  the Company or any of the Guarantors contest in any manner the effectiveness, validity, binding nature or enforceability of the Intercreditor Agreement or any Collateral Agreement; or

(10)                            the Guarantee of any Significant Subsidiary ceases to be in full force and effect or is declared to be null and void and unenforceable or is found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture).

SECTION 6.02. Acceleration.

(a)                                  If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) with respect to the Company) shall occur and be continuing and has not been waived, the Trustee or the Holders of at least 25% in aggregate principal amount of outstanding Notes may declare the principal of and premium, if any, accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee (if given by the Holders) specifying the Event of Default and that it is a “notice of acceleration” (the “Acceleration Notice”), and the same shall become immediately due and payable.

(b)                                 If an Event of Default specified in Section 6.01(6) or (7) with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(c)                                  At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraphs, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences: (1) if the rescission would not conflict with any judgment or decree; (2) if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration; (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal and premium, if any, which has become due otherwise than by such declaration of acceleration, has been paid; (4) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and its advances; and (5) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(6) or (7), the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes or, subject to the Intercreditor Agreement, to enforce the performance of any provision of the Notes, this Indenture, any Collateral Agreement or any Guarantee.

The Trustee or the Collateral Agent may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee, the Collateral Agent or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Past Defaults.

Subject to Sections 2.09 and 9.02, the Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default, and its consequences, except (other than as provided in Section 6.02(c)) a default in the payment of the principal of or premium, if any, or interest on any Notes or in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note then outstanding. When a Default or Event of Default is waived, it is cured and ceases to exist and is deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture, the Notes, the Intercreditor Agreement and the Collateral Agreements, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.05. Control by Majority.

Subject to this Indenture (including Section 2.09), the Intercreditor Agreement, the Collateral Agreements and applicable law, the Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Collateral Agent or exercising any trust or power conferred on the Trustee or the Collateral Agent, including any remedies provided for in Section 6.03. Subject to Section 7.01 and 7.02(f), however, the Trustee may refuse to follow any direction that the Trustee believes conflicts with any law, the Intercreditor Agreement or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.06. Limitation on Suits.

A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

(1)                                  the Holder gives to the Trustee written notice of a continuing Event of Default;

(2)                                  subject to Section 2.09, Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to institute proceedings in respect of that Event of Default;

(3)                                  such Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

(4)                                  the Trustee does not comply with the request within sixty (60) days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(5)                                  during such sixty (60) day period the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

The foregoing limitations shall not apply to a suit instituted by a Holder for the enforcement of the payment of principal of, premium, if any, or interest on such Note on or after the respective due dates set forth in such Note (including upon acceleration thereof) or the institution of any proceeding with respect to this Indenture or any remedy hereunder, including acceleration, by the Holders of a majority in principal amount of outstanding Notes; provided that upon institution of any proceeding or exercise of any remedy, such Holders provide the Trustee with prompt notice thereof.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.07. Collection Suit by Trustee or Collateral Agent.

If an Event of Default in payment of principal of, premium, if any, or interest specified in Section 6.01(1) or (2) occurs and is continuing, subject to the Intercreditor Agreement, the Trustee and the Collateral Agent may recover judgment (i) in its own name and (ii)(x) in the case of the Trustee, as trustee of an express trust or (y) in the case of the Collateral Agent, as collateral agent on behalf of each of the Holders, in each case against the Company or any other obligor on the Notes for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in Section 4.01 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent and their respective agents and counsel and any other amounts due the Trustee, the Collateral Agent and their respective agents and counsel under the Intercreditor Agreement, the Collateral Agreements and Section 7.07 hereof.

SECTION 6.08. Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee serving as Collateral Agent or otherwise under the Intercreditor Agreement, the Collateral Agreements and Section 7.07. The Company’s payment obligations under this Section 6.08 shall be secured in accordance with the provisions of Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding, provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditors’ committee.

SECTION 6.09. Priorities.

If the Trustee or the Collateral Agent collects any money or property (including any Collateral or the proceeds thereof) pursuant to this Article Six, it shall, subject to the terms of the Intercreditor Agreement, pay out the money in the following order:

First: to the Trustee, the Collateral Agent, the Paying Agent and the Registrar for amounts due under Section 7.07 (including payment of all compensation expense, all liabilities incurred and all advances made by the Trustee and the costs and expenses of collection);

Second: if the Holders are forced to proceed against the Company directly without the Trustee, to Holders for their collection costs;

Third: to Holders of the Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Fourth: to the Company or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.09.

SECTION 6.10. Undertaking for Costs.

All parties to this Indenture agree, and each Holder by its acceptance of its Note shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.10 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.06, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

SECTION 6.11. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceedings to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

SECTION 6.12. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.13. Delay or Omission not Waiver.

No delay or omission of the Trustee or the Collateral Agent or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or in acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE SEVEN

TRUSTEE

SECTION 7.01. Duties of Trustee.

The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein. All provisions of this Article Seven applicable to the Trustee shall also apply to the Collateral Agent.

(a)                                  If an Event of Default of which the Trustee has knowledge has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)                                 Except during the continuance of an Event of Default of which the Trustee has knowledge:

(1)                                  the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the TIA, and the Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in or read into this Indenture against the Trustee; and

(2)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, in case of any such certificates or opinions furnished to the Trustee which by the provisions hereof are furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not confirm or investigate the accuracy of mathematical calculation or other facts stated herein.

(c)                                  Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)                                  this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)                                  the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

Sections 7.01(c)(1), (2) and (3) shall be in lieu of Section 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are herein expressly excluded form this Indenture, as permitted by the TIA.

(d)                                 No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability or expense. The Trustee shall be under no obligation to exercise of any of its rights or powers under this Indenture, the Intercreditor Agreement or the Collateral Agreements at the request of any Holders unless such Holder has offered to the Trustee security and indemnity reasonably satisfactory to the Trustee against such risk, liability or expense is not reasonably assured to it.

(e)                                  Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

(f)                                    The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Money and assets held in trust by the Trustee need not be segregated from other funds or assets held by the Trustee except to the extent required by law.

(g)                                 Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee, the Paying Agent or the Registrar be liable under or in connection with this Indenture for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee, the Paying Agent or the Registrar has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

(h)                                 The Trustee shall not be liable for the failure to perform its duties and obligations hereunder to the extent such failure is directly caused by the failure of the Company to perform its obligations hereunder.

SECTION 7.02. Rights of Trustee.

Subject to Section 7.01:

(a)                                  The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement instrument, opinion, report, request direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers’ Certificate or an Opinion of Counsel, or both, which shall conform to Sections 11.04 and 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The written advice of the Trustee’s counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by the Trustee hereunder in good faith and in reliance thereon.

(c)                                  The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care and in good faith.

(d)                                 The Trustee shall not be liable for any action taken, suffered, or omitted to be taken in good faith which it reasonably believes to be authorized or within its rights or powers under this Indenture.

(e)                                  The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records and premises of the Company, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company’s accountants and attorneys at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation. Except as expressly stated herein to the contrary, in no event shall the Trustee have any responsibility to ascertain whether there has been compliance with any of the covenants or provisions of Articles Four or Five hereof.

(f)                                    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture unless such Holders shall have offered to the Trustee reasonable security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

(g)                                 The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(h)                                 Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company and any resolution of the Board of Directors shall be sufficient if evidenced by a copy of such resolution certified by an Officer of the Company to have been duly adopted and in full force and effect on the date hereof.

(i)                                     The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and shall not be responsible for any willful misconduct or negligence on the part of any agent or attorney appointed with due care and in good faith by it hereunder.

(j)                                     The Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture.

(k)                                  The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless the Trust Officer or the Trustee shall have received from the Company, any Guarantor or any other obligor upon the Notes or from any Holder written notice thereof at its address set forth in Section 11.02 hereof, and such notice references the Notes and this Indenture.

(l)                                     The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(m)                               The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any persons authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(n)                                 The permissive right of the Trustee to take any action under this Indenture, the Intercreditor Agreement or any Collateral Agreements shall not be construed as a duty to so act.

(o)                                 In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders, each representing less than a majority in aggregate principal amount of the Notes then outstanding, the Trustee, in its sole discretion, may determine what action, if any, shall be taken.

SECTION 7.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiary of the Company or their respective Affiliates with the same rights it would have if it were not Trustee including, to the extent not prohibited in any Indenture Document, (i) to enter into agreements with the Company resulting in cash management obligations owing to it by the Company or any of its Subsidiaries, (ii) to issue letters of credit for the account of the Company or any of its Subsidiaries and to enter into reimbursement agreements by which the obligations of the Company or any of its Subsidiaries in respect of such letters of credit will be evidenced, (iii) in each such case to enter into pledge agreements and to accept cash collateral from the Company or any of its Subsidiaries and rights of setoff against such cash collateral. Any Agent may do the same with like rights. However, in the event the Trustee acquires any conflicting interest as defined under the TIA, it shall eliminate the conflict or resign in accordance with the procedures set forth in TIA Section 310(b). Further, the Trustee must comply with Sections 7.10 and 7.11, and the Trustee is subject to TIA Sections 310(b) and 311.

SECTION 7.04. Trustee’s Disclaimer.

The Trustee makes no representation as to the validity, adequacy or sufficiency of this Indenture, the Notes, the Intercreditor Agreement or the Collateral Agreements, and it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture, the Notes, the Intercreditor Agreement, the Collateral Agreements or any other documents connected with the issuance of the Notes other than the Trustee’s certificate of authentication, which shall be taken as the statement of Company, and the Trustee assumes no responsibility for their correctness.

Beyond the exercise of reasonable care in the custody thereof and the fulfillment of its obligations under this Indenture, the Intercreditor Agreement and the Collateral Agreements, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property.

The Trustee makes no representations as to and shall not be responsible for the existence, genuineness, value, sufficiency or condition of any of the Collateral or as to the security afforded or intended to be afforded thereby, hereby or by any Collateral Agreement, or for the validity, perfection, priority or enforceability of the Liens or security interests in any of the Collateral created or intended to be created by any of the Collateral Agreements, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral, any Collateral Agreements or any agreement or assignment contained in any thereof, for the validity of the title of the Company or any Guarantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the Intercreditor Agreement or any other Collateral Agreement by the Company or any other Person that is a party thereto or bound thereby.

SECTION 7.05. Notice of Default.

If a Default or an Event of Default occurs and is continuing and if a Trust Officer has actual knowledge or has received written notice from the Company or any Holder, the Trustee shall mail to each Holder, with a copy to the Company, notice of the Default or Event of Default within ninety (90) days thereof unless such Default or Event of Default shall have been cured or waived before the giving of such notice. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer and, except in the case of a failure to comply with Article Five, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

SECTION 7.06. Reports by Trustee to Holders.

Within sixty (60) days after each May 15, beginning with May 15, 2007, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b)(2) and (c).

A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed by the Trustee with the SEC and each stock exchange or market, if any, on which the Notes are listed or quoted.

The Company shall promptly notify the Trustee if the Notes become listed, quoted on or delisted from any stock exchange or market and the Trustee shall comply with TIA Section 313(d).

SECTION 7.07. Compensation and Indemnity.

The Company shall pay to the Trustee, the Collateral Agent, the Paying Agent and the Registrar (each an “Indemnified Party”) from time to time compensation for their respective services as Trustee, Collateral Agent, Paying Agent or Registrar, as the case may be, as the Trustee, Collateral Agent and the Company shall have agreed. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse each Indemnified Party upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it in connection with the performance of its duties under, as the case may be, this Indenture, the Intercreditor Agreement or the Collateral Agreements. Such expenses, disbursements and advances shall include the reasonable fees, expenses, disbursements and advances of each of such Indemnified Party’s agents and counsel.

The Company and the Guarantors, jointly and severally, hereby indemnify each Indemnified Party and its agents, employees, stockholders and directors and officers for, and holds each of them harmless against, any loss, damage, cost, claim, liability or expense (including taxes) incurred by any of them except for such actions to the extent caused by any gross negligence or willful misconduct on the part of such Indemnified Party, arising out of or in connection with this Indenture, the Intercreditor Agreement or the Collateral Agreements or the administration of this trust, including the reasonable costs and expenses of enforcing this Indenture against the Company or any Guarantor (including this Section 7.07) and defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder or thereunder (including the reasonable fees and expenses of counsel). The Trustee shall notify the Company promptly of any claim asserted against an Indemnified Party for which such Indemnified Party has advised the Trustee that it may seek indemnity hereunder or under the Intercreditor Agreement or the Collateral Agreements. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. At the Indemnified Party’s sole discretion, the Company shall defend the claim and the Indemnified Party shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Indemnified Party. Alternatively, the Indemnified Party may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company shall not be required to pay such fees and expenses if it assumes the Indemnified Party’s defense and there is no conflict of interest between the Company and the Indemnified Party in connection with such defense as reasonably determined by the Indemnified Party. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.

To secure the Company’s and each Guarantor’s payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, for any amount owing it or any predecessor Trustee, except money or property held in trust to pay principal of or interest on any particular Notes.

When an Indemnified Party incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, such expenses (including the reasonable fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Code.

The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture, termination of the Intercreditor Agreement and the Collateral Agreements or the resignation or removal of the Trustee.

The Trustee shall comply with the provisions of TIA Section 312(b)(2) to the extent applicable.

SECTION 7.08. Replacement of Trustee.

The Trustee may resign upon 45 days’ prior written notice to the Company. The Holders of a majority in aggregate principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor Trustee. The Company, by a Board Resolution, may remove the Trustee if:

(1)                                  the Trustee fails to comply with Section 7.10;

(2)                                  the Trustee is adjudged bankrupt or insolvent;

(3)                                  a receiver or other public officer takes charge of the Trustee or its property; or

(4)                                  the Trustee becomes incapable of acting with respect to the Notes.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder in writing of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, trusts, duties and obligations of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such Trustee so ceasing to act hereunder subject nevertheless to its Lien, if any, provided for in Section 7.07. Upon request of the Company or the successor Trustee, such retiring Trustee shall at the expense of the Company and upon payment of the charges of the Trustee then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

Upon request of any such successor Trustee or the Holders of a majority in aggregate principal amount of the outstanding Notes, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.

If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the outstanding Notes may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder who satisfies the requirements of TIA Section 310(b)(iii) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders in writing. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Notwithstanding any resignation or replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger, Etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the resulting, surviving or transferee Person without any further act shall, if such resulting, surviving or transferee Person is otherwise eligible hereunder, be the successor Trustee; provided, however, that such Person shall be otherwise qualified and eligible under this Article Seven.

In case any Notes have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

SECTION 7.10. Eligibility; Disqualification.

(a)                                  This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), (2), (3) and (5). The Trustee (or, in the case of a Trustee that is an Affiliate of a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. The provisions of TIA Section 310 shall apply to the Company, as obligor of the Notes.

(b)                                 If the Trustee has or acquires a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.

SECTION 7.11. Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

SECTION 7.12. Trustee as Paying Agent.

References to the Trustee in Sections 7.01(f), 7.02, 7.03, 7.04, 7.07 and 7.08 and the first paragraph of Section 7.09 shall include the Trustee in its role as Paying Agent.

SECTION 7.13. Co-Trustees, Co-Collateral Agent and Separate Trustees, Collateral Agent.

(a)                                  At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, the Company and the Trustee shall have the power to appoint, and, upon the written request of the Trustee or of the Holders of at least 25% in principal amount of the Notes outstanding, the Company shall for such purpose join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, of all or any part of the Collateral, to act as co-Collateral Agent, jointly with the Collateral Agent, or to act as separate trustees or Collateral Agent of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section 7.13. As of the Issue Date, the Company hereby appoints U.S. Bank National Association, as the initial Collateral Agent and U.S. Bank National Association hereby accepts such appointment and agrees to act and serve in such capacity. If the Company does not join in such appointment within fifteen (15) days after the receipt by it of a request so to do, or in case an Event of Default has occurred and is continuing, the Trustee alone shall have the power to make such appointment.

(b)                                 Should any written instrument from the Company be required by any co-trustee, co-Collateral Agent or separate trustee or separate Collateral Agent so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company.

(c)                                  Every co-trustee, co-collateral agent or separate trustee or separate collateral agent shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

(i)                                     The Notes shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee.

(ii)                                  The rights, powers, duties and obligations hereby conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee or separate trustee, or by the Collateral Agent and such co-Collateral Agent or separate Collateral Agent, jointly as shall be provided in the instrument appointing such co-trustee or separate trustee or co-Collateral Agent or separate Collateral Agent, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee, Collateral Agent or co-Collateral Agent or separate Collateral Agent.

(iii)                               The Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Company evidenced by a Board Resolution, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section 7.13, and, in case an Event of Default has occurred and is continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee, co-collateral agent, separate trustee or separate collateral agent without the concurrence of the Company. Upon the written request of the Trustee, the Company shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee, co-collateral agent, separate trustee or separate collateral agent so resigned or removed may be appointed in the manner provided in this Section 7.13.

(iv)                              No co-trustee, co-collateral agent, separate trustee or separate collateral agent hereunder shall be personally liable by reason of any act or omission of the Trustee or the Collateral Agent, or any, other such trustee or collateral agent hereunder.

(v)                                 Any act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee or separate trustee and any act of Holders delivered to the Collateral Agent shall be deemed to have been delivered to each such co-collateral agent or separate collateral agent.

ARTICLE EIGHT

SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 8.01. Legal Defeasance and Covenant Defeasance.

(a)                                  The Company may, at its option and at any time, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Notes upon compliance with the applicable conditions set forth in paragraph (d).

(b)                                 Upon the Company’s exercise under paragraph (a) of the option applicable to this paragraph (b), the Company and the Guarantors shall be deemed to have been released and discharged from their obligations with respect to the outstanding Notes on the date the applicable conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of the Sections and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all their other obligations under such Notes and this Indenture insofar as such Notes are concerned, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph payments in respect of the principal of, and premium, if any, and interest on such Notes when such payments are due, (ii) obligations listed in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.10, 2.13 and 8.03, subject to compliance with this Section 8.01 and (iii) the rights, powers, trusts, duties and immunities of the Trustee and the Company’s obligations in connection therewith. The

Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Notes.

(c)                                  Upon the Company’s exercise under paragraph (a) of the option applicable to this paragraph (c), the Company and its Restricted Subsidiaries shall be released and discharged from their obligations under any covenant contained in Sections 4.05 and 4.07, Sections 4.09 through 4.23 (provided that the release and discharge of the Company’s obligations under Section 4.23 shall in no way relieve the Company of its obligation to pay any Additional Interest when due and payable) and clause (2) of the first paragraph of Section 5.01 with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed to be not “outstanding” for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(3) or (4), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in paragraph (d) below, Section 6.01(3) (solely to the extent Section 6.01(3) pertains to Sections 4.05 and 4.07, Sections 4.09 through 4.23 (other than, with respect to Section 4.23, the failure to pay Additional Interest when due and payable which failure shall constitute an Event of Default to the extent provided in Section 6.01(1))) and clause (2) of the first paragraph of Section 5.01), 6.01(4), 6.01(5), 6.01(8), 6.01(9) and 6.01(10) shall not constitute Events of Default.

(d)                                 The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Notes:

(1)                                  the Company shall have irrevocably deposited in trust with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender or non-callable U.S. Government Obligations or a combination thereof, in such amounts and at such times as will be sufficient, in the opinion of a nationally-recognized firm of independent public accountants, to pay the principal of, and premium, if any, and interest on the outstanding Notes on the stated date for payment therefor or on the applicable Redemption Date, as the case may be;

(2)                                  in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

(a)                                  the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(b)                                 since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)                                  in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)                                  no Default or Event of Default shall have occurred and be continuing on the date of such deposit pursuant to clause (1) of this paragraph (except such Default or Event of Default resulting from the failure to comply with Section 4.11 or 4.16 as a result of the borrowing of funds required to effect such deposit or the granting of any Liens to secure such borrowing) or insofar as Defaults or Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of such deposit;

(5)                                  such Legal Defeasance or Covenant Defeasance shall not result in a breach of, or constitute a default under any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)                                  the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

(7)                                  the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(8)                                  the Company shall have delivered to the Trustee an Opinion of Counsel (subject to customary qualifications and exclusions) to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended.

Notwithstanding the foregoing, the Opinion of Counsel required by Section 8.01(d)(2) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) shall become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

In the event all or any portion of the Notes are to be redeemed through such irrevocable trust, the Company must make arrangements reasonably satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

SECTION 8.02. Satisfaction and Discharge.

In addition to the Company’s rights under Section 8.01, the Company may terminate all of its obligations under this Indenture (subject to Section 8.03) and the Collateral Agreements, when:

(1)                                  either:

First:  all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid as provided in Section 2.07 and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

Second:  all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) shall become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, and premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2)                                  the Company has paid all other sums payable under this Indenture and the other Indenture Documents by the Company; and

(3)                                  the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

SECTION 8.03. Survival of Certain Obligations.

Notwithstanding the satisfaction and discharge of this Indenture and of the Notes referred to in Section 8.01 or 8.02, the respective obligations of the Company and the Trustee under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.10, 2.13, 4.01 and 4.02, Article Seven and Sections 8.05, 8.06 and 8.07 shall survive until the Notes are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 7.07, 8.05, 8.06 and 8.07 shall survive.

SECTION 8.04. Acknowledgment of Discharge by Trustee.

Subject to Section 8.07, after (i) the conditions of Section 8.01 or 8.02 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of the Company’s obligations under this Indenture except for those surviving obligations specified in Section 8.03.

SECTION 8.05. Application of Trust Moneys.

The Trustee shall hold any U.S. Legal Tender or U.S. Government Obligations deposited with it in the irrevocable trust established pursuant to Section 8.01. The Trustee shall apply the deposited U.S. Legal Tender or the U.S. Government Obligations, together with earnings thereon, through the Paying Agent, in accordance with this Indenture and the terms of the irrevocable trust agreement established pursuant to Section 8.01, to the payment of principal of, premium, if any, and interest on the Notes.

Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company’s request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 8.01(d)(1) which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06. Repayment to the Company; Unclaimed Money.

Subject to Sections 7.07, 8.01 and 8.02, the Trustee and the Paying Agent shall promptly pay to the Company upon written request from the Company any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time. The Trustee and the Paying Agent shall pay to the Company, upon receipt by the Trustee or the Paying Agent, as the case may be, of a written request from the Company any money held by it for the payment of principal, premium, if any, or interest that remains unclaimed for two years after payment to the Holders is required, without interest thereon; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least thirty (30) days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Company, without interest thereon. After payment to the Company, Holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designated another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

SECTION 8.07. Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 or 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and each Guarantor’s obligations under this Indenture, the Notes, the Guarantees and each other Indenture Document shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 or 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 or 8.02; provided, however, that if the Company has made any payment of premium, if any, or interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

SECTION 8.08. Indemnity for Government Obligations.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.01 or Section 8.02 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.

ARTICLE NINE

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01. Without Consent of Holders.

From time to time, the Company, the Guarantors, the Trustee and, if such amendment, modification, waiver or supplement relates to the Intercreditor Agreement or any Collateral Agreement, the Collateral Agent, without the consent of the Holders, may amend, modify, waive or supplement provisions of this Indenture, the Notes, the Guarantees, the Intercreditor Agreement or the Collateral Agreements:

(1)                                  to cure any ambiguity, defect or inconsistency contained therein;

(2)                                  to provide for uncertificated Notes in addition to or in place of certificated Notes, respectively;

(3)                                  to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders in accordance with Section 5.01 or 10.04, as the case may be;

(4)                                  to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights of any such Holder under this Indenture, the Notes, the Guarantees, the Intercreditor Agreement or the Collateral Agreements;

(5)                                  to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(6)                                  to allow any Subsidiary or any other Person to guarantee the Notes;

(7)                                  if necessary, in connection with any addition or release of Collateral permitted under the terms of this Indenture, the Intercreditor Agreement or the Collateral Agreements;

(8)                                  to release a Guarantor as permitted under this Indenture and the related Guarantee;

(9)                                  to provide for the issuance of Additional Notes in accordance with the terms hereof, to the extent Indebtedness in an aggregate principal amount equal to the aggregate principal amount of such Additional Notes to be issued could otherwise be incurred pursuant to this Indenture, without giving effect to such amendment, modification, waiver or supplement; or

(10)                            to make any amendment to the provisions of this Indenture relating to the form, authentication, transfer and legending of the Notes; provided, however, that (a) compliance with this Indenture as so amended would not result in the Notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially affect the rights of Holders to transfer the Notes, and unless such amendment, modification, waiver or supplement is specifically required hereunder, so long as such amendment, modification, waiver or supplement does not, in the opinion of the Trustee and, if such amendment, modification, waiver or supplement relates to the Intercreditor Agreement or any Collateral Agreement, the Collateral Agent, adversely affect the rights of any of the Holders in any material respect.

Notwithstanding the foregoing, in formulating its opinion in regards to this Section 9.01 the Trustee or the Collateral Agent, as applicable, is entitled to rely on such evidence as it deems appropriate, including solely on an Opinion of Counsel.

SECTION 9.02. With Consent of Holders.

The Company, the Guarantors and the Trustee or the Collateral Agent, as applicable, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Notes (subject to Section 2.09), may amend or supplement this Indenture, the Notes, the Intercreditor Agreement, any Collateral Agreement or the Guarantees without notice to any other Holders. Subject to Section 2.09, the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance by the Company with any provision of this Indenture, the Intercreditor Agreement, any Collateral Agreement or the Notes without notice to any other Holder. However, no amendment, supplement or waiver, including a waiver pursuant to Section 6.04, shall:

(a)                                  without the consent of each Holder of each Note affected thereby:

(1)                                  reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Notes;

(2)                                  reduce the rate of or change or have the effect of changing the time for payment of interest (including defaulted interest but excluding Additional Interest) on any Notes;

(3)                                  reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

(4)                                  make any Notes payable in money other than that stated in the Notes;

(5)                                  make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of, premium, if any, and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

(6)                                  amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer after the occurrence of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or, after such Change of Control has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto;

(7)                                  modify or change any provision of this Indenture or the related definitions affecting the ranking of the Notes or any Guarantee or any Lien created under any Collateral Agreement in a manner which adversely affects such Holders;

(8)                                  release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture; or

(9)                                  make any change to Section 9.01 or this Section 9.02; or

(b)                                 without the consent of the Holder or Holders of at least 75% of the aggregate principal amount of the outstanding Notes, release all or substantially all of the Collateral otherwise than in accordance with the terms of this Indenture, the Intercreditor Agreement or the Collateral Agreements.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.03. Compliance with TIA.

Every amendment, waiver or supplement of this Indenture, the Notes, the Collateral Agreements, the Intercreditor Agreement or the Guarantees shall comply with the TIA as then in effect.

SECTION 9.04. Revocation and Effect of Consents.

Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Note or portion of such Note by written notice to the Trustee and the Company received before the date on which the Trustee, and if such amendment, waiver or supplement relates to the Intercreditor Agreement or any Collateral Agreement, the Collateral Agent, receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be either (i) at least thirty (30) days prior to the first solicitation of such consent or (ii) the date of the most recent list furnished to the Trustee under Section 2.05. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than ninety (90) days after such record date.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of clauses (a)(1) through (9) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, premium, if any, and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.05. Notation on or Exchange of Notes.

If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver the Note to the Trustee. The Trustee at the written direction of the Company may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make an appropriate notation, or issue a new Note, shall not affect the validity and effect of such amendment, supplement or waiver. Any such notation or exchange shall be made at the sole cost and expense of the Company. Failure to make the appropriate notation or issue a new Note shall not effect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. Trustee or Collateral Agent to Sign Amendments, Etc.

The Trustee or the Collateral Agent, as applicable, shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee or the Collateral Agent, as applicable, may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the rights, duties or immunities of the Trustee or the Collateral Agent, as applicable, under this Indenture, the Intercreditor Agreement or any Collateral Agreement. The Trustee or Collateral Agent, as applicable, shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee or the Collateral Agent and shall be paid for by the Company.

ARTICLE TEN

GUARANTEE

SECTION 10.01. Guarantee.

Each Guarantor hereby fully, jointly and severally, unconditionally and irrevocably guarantees (such guarantee to be referred to herein as the “Guarantee”), to each of the Holders and to the Trustee and the Collateral Agent and their respective successors and assigns that (i) the principal of, premium, if any and interest on the Notes shall be promptly paid in full when due, subject to any applicable grace period, whether upon redemption pursuant to the terms of the Notes, by acceleration or otherwise, and interest (including interest accruing after the commencement of any bankruptcy, insolvency, or similar proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the overdue principal, if any, and interest on any interest, if any, to the extent lawful, of the Notes and all other obligations of the Company to the Holders, the Trustee and the Collateral Agent hereunder, thereunder or under the Intercreditor Agreement or any Collateral Agreement shall be promptly paid in full or performed, all in accordance with the terms hereof, thereof and of the Intercreditor Agreement and the Collateral Agreements; and (ii) in case of any extension of time of payment or renewal of any of the Notes or of any such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.03. The Guarantee of each Guarantor shall rank senior in right of payment to all existing and future subordinated Indebtedness of such Guarantor and equal in right of payment with all other existing and future senior obligations of such Guarantor. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, this Indenture, the Intercreditor Agreement or any Collateral Agreement, the absence of any action to enforce the same, any waiver or consent by any of the Holders with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in this Guarantee. Each Guarantor may consolidate with or merge into or sell its assets to the Company or another Guarantor without limitation in accordance with Sections 5.01 and 4.15. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee, the Collateral Agent or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders, the Collateral Agent and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

SECTION 10.02. Release of a Guarantor.

A Guarantor will be released from its Guarantee, the Intercreditor Agreement and the Collateral Agreements (and may subsequently dissolve) without any action required on the part of the Trustee or any Holder:

(1)                                  if (a) all of the Capital Stock issued by such Guarantor or all or substantially all of the assets of such Guarantor are sold or otherwise disposed of (including by way of merger or consolidation and, in the case of a sale of Capital Stock, whether directly by transfer of Capital Stock issued by that Guarantor or indirectly by transfer of Capital Stock of other Subsidiaries that, directly or indirectly, own Capital Stock issued by such Guarantor) to a Person other than the Company or any of its Domestic Restricted Subsidiaries or (b) such Guarantor ceases to be a Restricted Subsidiary, and the Company otherwise complies, to the extent applicable, with the covenant described below under Section 4.15, or

(2)                                  if the Company designates such Guarantor as an Unrestricted Subsidiary in accordance with the definition thereof, or

(3)                                  if the Company exercises its Legal Defeasance option or its Covenant Defeasance option as described in Section 8.01, or

(4)                                  upon satisfaction and discharge of this Indenture or payment in full of the principal of, premium, if any, accrued and unpaid interest on the Notes and all other Obligations that are then due and payable.

The Trustee shall promptly deliver, at the Company’s expense, an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers’ Certificate certifying as to the compliance with this Section 10.02. Any Guarantor not so released remains liable for the full amount of its Guarantee as provided in this Article Ten.

SECTION 10.03. Limitation of Guarantor’s Liability.

Each Guarantor and, by its acceptance hereof, each of the Holders hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 10.05, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance. The net worth of any Guarantor for such purpose shall include any claim of such Guarantor against the Company for reimbursement and any claim against any other Guarantor for contribution.

SECTION 10.04. Guarantors May Consolidate, etc., on Certain Terms.

Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with Section 4.15) will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into or sell, assign, transfer, lease or convey or otherwise dispose of all or substantially all of such Guarantor’s assets to any Person, other than the Company or any other Guarantor, unless:

(1)                                  the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

(2)                                  such entity assumes by (i) supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, all of the obligations of the Guarantor under the Guarantee and the performance of every covenant of the Guarantee, this Indenture and the Registration Rights Agreement and (ii) by amendment, supplement or other instrument (in form and substance satisfactory to the Trustee and the Collateral Agent) executed and delivered to the Trustee and the Collateral Agent, all obligations of the Guarantor under the Intercreditor Agreement and the Collateral Agreements and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Agreements on the Collateral owned by or transferred to the surviving entity; and

(3)                                  immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

Notwithstanding the foregoing, any merger or consolidation or sale of all or substantially all of the property and assets of (i) a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor or (ii) a Guarantor with an Affiliate organized solely for the purpose of reincorporating such Guarantor in another jurisdiction in the United States or any state thereof or the District of Columbia or changing the legal form of such Guarantor need only comply with (A) clause (4) of the first paragraph of Section 5.01 and (B) in the case of a merger or consolidation involving the Guarantor as described in clause (ii) above, clause (2) of the immediately preceding paragraph.

SECTION 10.05. Contribution.

In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a pro rata contribution from each other Guarantor hereunder based on the net assets of each other Guarantor. The preceding sentence shall in no way affect the rights of the Holders of Notes to the benefits of this Indenture, the Notes or the Guarantees.

SECTION 10.06. Waiver of Subrogation.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

SECTION 10.07. Evidence of Guarantee.

To evidence their guarantees to the Holders set forth in this Article Ten, each of the Guarantors hereby agrees to execute the notation of Guarantee in substantially the forms included in the Notes attached as Exhibit A and Exhibit B. Each such notation of Guarantee shall be signed on behalf of each Guarantor by an Officer or an assistant Secretary. An Officer (who shall, in each case, have been duly authorized by all requisite corporate actions) of the Guarantors shall execute the Guarantees by manual or facsimile signature.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates such Note, such Note shall nevertheless be valid.

Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

If an Officer or assistant Secretary whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

SECTION 10.08. Waiver of Stay, Extension or Usury Laws.

Each Guarantor covenants to the extent permitted by law that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Guarantee; and each Guarantor hereby expressly waives to the extent permitted by law all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE ELEVEN

MISCELLANEOUS

SECTION 11.01. Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. Any provision of the TIA which is required to be included in a qualified Indenture, but not expressly included herein, shall be deemed to be included by this reference.

SECTION 11.02. Notices.

Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier, by overnight courier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Company:

McLeodUSA Incorporated
1 Martha’s Way
Hiawatha, Iowa 52233
Attention: General Counsel
Facsimile Number: (319) 790-7901

if to the Trustee:

U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS3C
St. Paul, MN 55107-2292
Attn: Rick Prokosch
Facsimile Number: (651) 495-8097

if to the Collateral Agent:

U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS3C
St. Paul, MN 55107-2292
Attn: Rick Prokosch
Facsimile Number: (651) 495-8097

Each of the Company, the Collateral Agent and the Trustee by written notice to each of the others may designate additional or different addresses for notices to such Person. Any notice or communication to the Company, the Collateral Agent or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; one (1) Business Day after mailing if sent by overnight courier; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address or a notice sent by mail to the Trustee shall not be deemed to have been given until actually received by the addressee).

Any notice or communication mailed to a Holder shall be mailed to such Holder by first class mail or other equivalent means at such Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03. Communications by Holders with Other Holders.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture, the Intercreditor Agreement, any Collateral Agreement, any Guarantee or the Notes. The Company, the Trustee, the Collateral Agent, the Registrar and any other Person shall have the protection of TIA Section 312(c).

SECTION 11.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Intercreditor Agreement or any Collateral Agreement, the Company shall furnish to the Trustee upon request:

(1)                                  an Officers’ Certificate, in form and substance reasonably satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company or the applicable Guarantor (as the case may be), if any, provided for in this Indenture, the Intercreditor Agreement or any Collateral Agreement relating to the proposed action have been complied with; and

(2)                                  an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company or the applicable Guarantor (as the case may be), if any, provided for in this Indenture, the Intercreditor Agreement or any Collateral Agreement relating to the proposed action have been complied with.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other Persons as to other matters and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion, or representation by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel or representation by counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 11.05. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, the Intercreditor Agreement or any Collateral Agreement, other than the Officers’ Certificate required by Section 4.06, shall include:

(1)                                  a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                  a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                  a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

SECTION 11.06. Rules by Trustee, Paying Agent, Registrar.

The Trustee may make reasonable rules in accordance with the Trustee’s customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 11.07. Legal Holidays.

A “Legal Holiday” used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or St. Paul, Minnesota at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 11.08. Governing Law.

THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES, THE COLLATERAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE.

SECTION 11.09. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10. No Recourse Against Others.

A past, present or future director, officer, employee, stockholder or incorporator, as such, of the Company, a Guarantor or the Trustee shall not have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees, the Intercreditor Agreement, the Collateral Agreements or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

SECTION 11.11. Successors.

All agreements of the Company and the Guarantors in this Indenture, the Notes, and the Guarantees shall bind their successors. All agreements of the Trustee and the Collateral Agent in this Indenture shall bind their respective successors.

SECTION 11.12. Duplicate Originals.

All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

SECTION 11.13. Severability.

In case any one or more of the provisions in this Indenture, the Notes or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 11.14. Waiver of Jury Trial.

EACH OF THE COMPANY, THE GUARANTORS, THE TRUSTEE, THE COLLATERAL AGENT, AND BY ITS ACCEPTANCE THEREOF, EACH HOLDER OF A NOTE, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS INDENTURE, THE NOTES, THE GUARANTEES, THE INTERCREDITOR AGREEMENT, THE COLLATERAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE.

ARTICLE TWELVE

SECURITY

SECTION 12.01. Grant of Security Interest.

(a)                                  To secure the due and punctual payment of the principal of, premium, if any, and interest on the Notes and amounts due hereunder and under the Guarantees when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest (to the extent permitted by law), if any, on the Notes and the performance of all other Obligations of the Company and the Guarantors to the Holders, the Collateral Agent or the Trustee under this Indenture, the Intercreditor Agreement, the Collateral Agreements, the Guarantees and the Notes, the Company and the Guarantors hereby covenant to cause the Intercreditor Agreement and the Collateral Agreements to be executed and delivered concurrently with this Indenture. The Collateral Agreements shall provide for the grant by the Company and Guarantors party thereto to the Collateral Agent security interests in the Collateral.

(b)                                 The Trustee and each Holder, by its acceptance of a Note, consents and agrees to the terms of the Intercreditor Agreement and each Collateral Agreement, as the same may be in effect or may be amended from time to time in accordance with their respective terms, and authorizes and directs the Collateral Agent to enter into the Intercreditor Agreement and the Collateral Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall, and shall cause each Guarantor to, do or cause to be done, at its sole cost and expense, all such actions and things as may be necessary or as may be required by the provisions of the Collateral Agreements to (i) create Liens pursuant to one or more Collateral Agreements on their respective properties in favor of the Collateral Agent for the benefit of itself, the Trustee and the Holders or (ii) more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Collateral Agreements.

SECTION 12.02. Intercreditor Agreement.

This Indenture and the Collateral Agreements are subject to the terms, limitations and conditions set forth in the Intercreditor Agreement. The Trustee and each Holder of a Note, by its acceptance thereof, is deemed to have authorized and instructed the Collateral Agent to enter into the Intercreditor Agreement on its behalf.

SECTION 12.03. Recording and Opinions.

(a)                                  The Company shall, and shall cause each Guarantor to, at its sole cost and expense, take all such actions as may be required under applicable law to perfect the Liens created by the Collateral Agreements, including (i) the filing of financing statements and continuation statements relating to the Company or any Guarantor, (ii) the recordation and filing of Mortgages and fixture filings related thereto and (iii) the delivery of the certificates evidencing Collateral pledged under any Collateral Agreement.

(a)                                  The Company shall furnish to the Trustee and the Collateral Agent (if other than the Trustee), on or within one month of September 15 of each year, commencing September 15, 2007, an Opinion of Counsel either (i) stating that, in the opinion of such counsel, all action necessary to perfect the security interests created by the Collateral Agreements and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given have been taken or (ii) stating that, in the Opinion of such Counsel, no such action is necessary to perfect any security interest created under any of the Collateral Agreements.

SECTION 12.04. Release of Collateral.

(a)                                  The Collateral Agent shall not at any time release Collateral from the security interests created by the Collateral Agreements unless such release is in accordance with the provisions of this Indenture, the Intercreditor Agreement and the applicable Collateral Agreements.

(b)                                 At any time when an Event of Default shall have occurred and be continuing, no release of Collateral pursuant to the provisions of this Indenture, the Intercreditor Agreement and the Collateral Agreements shall be effective as against the Holders.

(c)                                  The release of any Collateral from the terms of the Collateral Agreements shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture or the Collateral Agreements.

(d)                                 Notwithstanding any provision to the contrary herein, Collateral comprised of accounts receivable, inventory or (prior to the occurrence and during the continuance of an Event of Default and the Collateral Agent or the Administrative Agent having issued (and not terminated) an instruction or entitlement order prohibiting the release thereof to any depositary or securities intermediary with respect to any deposit account or securities account under the “control” (as defined in Section 8-106 or 9-104, as applicable, of the Uniform Commercial Code as in effect in the State of New York) of the Collateral Agent) the proceeds of the foregoing shall be subject to release upon sales of such inventory and collection of the proceeds of such accounts receivable in the ordinary course of business. If requested in writing by the Company, the Trustee shall instruct the Collateral Agent to execute and deliver such documents, instruments or statements and to take such other action as the Company may request to evidence or confirm that the Collateral falling under this Section 12.04 has been released from the Liens of each of the Collateral Agreements. The Collateral Agent shall execute and deliver such documents, instruments and statements and shall take all such actions promptly upon receipt of such instructions from the Trustee.

SECTION 12.05. Specified Releases of Collateral.

Subject to Section 12.04, Collateral may be released from the Lien and security interest created by the Collateral Agreements at any time or from time to time in accordance with the provisions of the Collateral Agreements, the Intercreditor Agreement or as provided hereby. Upon the request of the Company pursuant to an Officers’ Certificate certifying that all conditions precedent hereunder or under the applicable Collateral Agreement have been met and without the consent of any Holder, the Company and the Guarantors will be entitled to releases of assets included in the Collateral from the Liens securing the obligations under the Notes and the Guarantees under any one or more of the following circumstances:

(1)                                  to enable the Company (or a Guarantor) to consummate asset dispositions permitted or not prohibited under Section 4.15;

(2)                                  if any Subsidiary that is a Guarantor is released from its Guarantee;

(3)                                  as described under Article Nine; or

(4)                                  as required pursuant to the terms of the Intercreditor Agreement.

Upon receipt of such Officers’ Certificate and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture, the Intercreditor Agreement or the Collateral Agreements.

SECTION 12.06. Release upon Satisfaction or Defeasance of all Outstanding Obligations.

The Liens on, and pledges of, all Collateral will also be terminated and released upon any of (i) payment in full of the principal of, premium, if any, on, accrued and unpaid interest, if any, on the Notes and all other Obligations hereunder and under the Intercreditor Agreement, the Guarantees and the Collateral Agreements that are due and payable at or prior to the time such principal, premium, if any, accrued and unpaid interest, if any, are paid, (ii) a satisfaction and discharge of this Indenture as described above under Section 8.02; (iii) the occurrence of a Legal Defeasance or Covenant Defeasance as described above under Section 8.01 or (iv) upon the approval of Holders of 75% of the aggregate principal amount of the outstanding Notes.

SECTION 12.07. Form and Sufficiency of Release.

In the event that the Company or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that may be sold, exchanged or otherwise disposed of by the Company or such Guarantor, and the Company or such Guarantor requests the Trustee or the Collateral Agent to furnish a written disclaimer, release or quitclaim of any interest in such property under this Indenture and the Collateral Agreements, the Collateral Agent and the Trustee, as applicable, shall execute, acknowledge and deliver to the Company or such Guarantor (in proper form) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of any such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Collateral Agent hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Collateral Agreements.

SECTION 12.08. Purchaser Protected.

No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Trustee or the Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Company be under any obligation to ascertain or inquire into the authority of the Company to make such sale or other disposition.

SECTION 12.09. Authorization of Actions to Be Taken by the Collateral Agent Under the Intercreditor Agreement and the Collateral Agreements.

Subject to the provisions of the Intercreditor Agreement and the applicable Collateral Agreements, (a) the Collateral Agent shall execute and deliver the Intercreditor Agreement and the Collateral Agreements and act in accordance with the terms thereof, (b) the Collateral Agent may, in its sole discretion and without the consent of the Trustee or the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Intercreditor Agreement and the Collateral Agreements and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Company and the Guarantors hereunder and under the Notes, the Guarantees, the Intercreditor Agreement, the Collateral Agreements and (c) the Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Intercreditor Agreement, the Collateral Agreements or this Indenture, and suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Trustee and the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Holders, the Trustee or the Collateral Agent). Notwithstanding the foregoing, the Collateral Agent may, at the expense of the Company, request the direction of the Holders with respect to any such actions and upon receipt of the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes, shall take such actions; provided that all actions so taken shall, at all times, be in conformity with the requirements of the Intercreditor Agreement.

SECTION 12.10. Authorization of Receipt of Funds by the Collateral Agent Under the Intercreditor Agreement and the Collateral Agreements.

The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Intercreditor Agreement and the Collateral Agreements to the extent permitted under the Intercreditor Agreement and the Collateral Agreements, for turnover to the Trustee to make further distributions of such funds to itself, the Collateral Agent and the Holders in accordance with the provisions of Section 6.09 and the other provisions of this Indenture.

[SIGNATURE PAGES FOLLOW]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

MCLEODUSA INCORPORATED

By:	/s/ Bernard L. Zuroff
	Name:	Bernard L. Zuroff
	Title:	Group Vice President, General Counsel & Secretary

U.S. BANK, NATIONAL ASSOCIATION, as Trustee
and Collateral Agent

By:
Name:
Title:

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

MCLEODUSA INCORPORATED

By:
	Name:	Bernard L. Zuroff
	Title:	Group Vice President, General Counsel & Secretary

U.S. BANK, NATIONAL ASSOCIATION, as Trustee
and Collateral Agent

By:	/s/ Richard Prokosch
	Name:	Richard Prokosch
	Title:	Vice President

GUARANTORS:

MCLEODUSA HOLDINGS, INC.

By:	/s/ Bernard L. Zuroff
	Name:	Bernard L. Zuroff
	Title:	Group Vice President, General Counsel & Secretary

MCLEODUSA INFORMATION SERVICES, INC.

By:	/s/ Bernard L. Zuroff
	Name:	Bernard L. Zuroff
	Title:	Group Vice President, General Counsel & Secretary

MCLEODUSA NETWORK SERVICES, INC.

By:	/s/ Bernard L. Zuroff
	Name:	Bernard L. Zuroff
	Title:	Group Vice President, General Counsel & Secretary

MCLEODUSA PURCHASING, L.L.C.

By:	/s/ Bernard L. Zuroff
	Name:	Bernard L. Zuroff
	Title:	Group Vice President, General Counsel & Secretary

EXHIBIT A

[FORM OF INITIAL NOTE AND ADDITIONAL NOTE]

MCLEODUSA INCORPORATED

10½% SENIOR SECOND SECURED NOTES DUE 2011

CUSIP No.[       ]

No. [ ]	$[ ]

McLeodUSA Incorporated, a Delaware corporation (the “Company,” which term includes any successor entity), for value received promises to pay to                                        or registered assigns the principal sum of                                Dollars (or such principal amount as may be set forth in the records of the Trustee hereinafter referred to in accordance with the Indenture) on October 1, 2011, and to pay interest thereon as hereinafter set forth.

Interest Rate:  10½%

Interest Payment Dates:  Interest will be payable semi-annually in cash in arrears on October 1 and April 1 of each year, beginning on April 1, 2007.

Record Dates:  September 15 and March 15.

Reference is made to the further provisions of this Note contained on the reverse side of this Note, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

MCLEODUSA INCORPORATED

By:
Name:
Title:

Dated:

TRUSTEE CERTIFICATE OF AUTHENTICATION

This is one of the 10½% Senior Second Secured Notes due 2011 referred to in the within-mentioned Indenture.

US BANK NATIONAL ASSOCIATION, as Trustee

Dated:	By:
Authorized Signatory

(REVERSE OF SECURITY)

10½ Senior Second Secured Note due 2011

1.             Interest. McLeodUSA Incorporated, a Delaware corporation (the “Company,” which term includes any successor entity), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from and including the Issue Date. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing April 1, 2007. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Company will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest as such higher rate to the extent lawful. Additional Interest may accrue on this Note in certain circumstances pursuant to the Registration Rights Agreement and all references to “interest” in this Note shall include any Additional Interest due on this Note pursuant to the terms of the Registration Rights Agreement.

[FOR REGULATION S TEMPORARY GLOBAL NOTES INSERT: Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.]

2.             Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date, and on or before such Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). However, the Company may pay principal and interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address.

3.             Paying Agent and Registrar. Initially, U.S. Bank National Association (the “Trustee”) will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

4.             Indenture. The Notes and the Guarantees were issued under an Indenture, dated as of September 28, 2006 (the “Indenture”), among the Company, the Guarantors named therein, the Trustee and the Collateral Agent. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the

Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms. The Notes are senior second secured obligations of the Company. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

5.             Redemption.

(a)           Optional Redemption Prior to October 1, 2009. The Company may, at its option, redeem the Notes, for cash, in whole or in part, at any time or from time to time, prior to October 1, 2009, upon not less than 30 nor more than 60 days notice, at a redemption price equal to the greater of:

(1)           100% of the principal amount of the Notes being redeemed; and

(2)           the sum of the present values of 105.250% of the principal amount of the Notes being redeemed and scheduled payments of interest on such Notes to and including October 1, 2009 discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, together in either case with accrued and unpaid interest, if any, to the Redemption Date.

(b)           Optional Redemption On or After October 1, 2009. The Company may redeem the Notes for cash, at its option, in whole or in part at any time on or after October 1, 2009, upon not less than 30 nor more than 60 days notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve month period commencing on October 1, of the year set forth below, together with, in each case, accrued and unpaid interest, if any, thereon, to the Redemption Date:

Year	Percentage

2009	105.250%
2010 and thereafter	100.000%

(c)           Optional Redemption Upon Equity Offerings. At any time, or from time to time, on or prior to October 1, 2009, the Company may, at its option, upon not less than 30 days nor more than 60 days notice, use an amount not to exceed the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount of the Notes at a redemption price of 110.500% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, thereon to the Redemption Date; provided that:

(1)            at least 65% of the original principal amount of Notes (including Additional Notes, if any) issued under this Indenture shall remain outstanding immediately after any such redemption; and

(2)            the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering.

(d)           Optional Redemption Upon ATS Sale. Within 60 days following the consummation of the ATS Sale, the Company may, at its option, redeem all or a portion of the Notes in an aggregate principal amount not exceeding the amount of ATS Sale Proceeds received in the ATS Sale at a Redemption Price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, thereon to the Redemption Date.

(e)           Mandatory Redemption.

The Company shall not be required to any make mandatory redemption or sinking fund payments with respect to the Notes.

6.             Notice of Redemption. Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder’s registered address with a copy to the Trustee and any Paying Agent. If fewer than all of the Notes are to be redeemed, at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis or by such method as the Trustee may reasonably deem to be fair and appropriate; provided, that if any such partial redemption made with the proceeds of an Equity Offering, the Trustee will select the Notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is prohibited. Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal amount of Notes that have denominations larger than $1,000.

Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such redemption date sufficient to pay such Redemption Price plus accrued and unpaid interest, the Notes called for redemption will cease to bear interest from and after such Redemption Date, and the only remaining right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued and unpaid interest as of the Redemption Date upon surrender to the Paying Agent of the redeemed Notes.

7.             Offers to Purchase. Sections 4.14 and 4.15 of the Indenture provide that upon the occurrence of a Change of Control and after certain Asset Sales, respectively, and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

8.             Registration Rights. Pursuant to the Registration Rights Agreement among the Company, the Guarantors and the Initial Purchaser, the Company will be obligated to consummate an Exchange Offer. Upon such Exchange Offer, the Holders of Notes shall have the right, subject to compliance with securities laws, to exchange such Notes for 10½%  Senior Second Secured Notes due 2011, which have been registered under the Securities Act (the “Exchange Notes”), in like principal amount and having terms identical in all material respects to the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain Additional Interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

9.             Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples thereof. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes, fees or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

10.           Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

11.           Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent may pay the money without interest thereon back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

12.           Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations, or a combination thereof, sufficient to pay the principal of and interest on the Notes on the stated date for payment or redemption and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest and Additional Interest, if any, on the Notes).

13.           Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture, the Notes, the Guarantees, the Intercreditor Agreement and the Collateral Agreements may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision of such agreements may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes, the Guarantees, the Intercreditor Agreement or the Collateral Agreements to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, provide for the assumption of the Company’s or any Guarantor’s obligations in accordance with Section 5.01 and Section 10.04 of the Indenture, make any other change that would provide any additional rights or benefits to the Holders that does not adversely affect in any material respect the legal rights of any Holder of a Note, to comply with the TIA, to allow for additional guarantees, if necessary, in connection with any addition or release of Collateral permitted under the Indenture, the Intercreditor Agreement or the Collateral Agreements and to release a Guarantor from its Guarantee as permitted by the Indenture.

14.           Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional

Indebtedness or Liens, make payments in respect of their Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

15.           Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes, the Guarantees and the Indenture, the predecessor will be released from those obligations.

16.           Defaults and Remedies. If an Event of Default occurs and is continuing (other than certain events of bankruptcy involving the Company), the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received reasonable indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

17.           Trustee Dealings with Company. Subject to the terms of the TIA and the Indenture, the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

18.           No Recourse Against Others. No past, present or future, director, officer, employee, stockholder or incorporator, as such, of the Company, a Guarantor or the Trustee will have any liability for any obligations of the Company or a Guarantor under the Notes, the Guarantees, the Intercreditor Agreement, the Collateral Agreements or the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes. Each of the parties hereto acknowledge that such waiver may not be effective to waive liabilities under the federal securities laws.

19.           Guarantees.           Payment of principal and interest (including interest on overdue principal and overdue interest, if lawful), is unconditionally guaranteed, jointly and severally, by each of the Guarantors.

20.           Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

21.           Governing Law. THIS NOTE, THE INDENTURE AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS

MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, THE INDENTURE, THE GUARANTEES, THE COLLATERAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE.

22.           Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

23.           Security. The Company’s and Guarantors’ obligations under the Notes are secured by liens on the Collateral pursuant to the terms of the Collateral Agreements. The actions of the Trustee and the Holders of the Notes secured by such liens and the application of proceeds from the enforcement of any remedies with respect to such Collateral are limited pursuant to the terms of the Collateral Agreements.

24.           CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed thereon.

The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to:  McLeodUSA Incorporated, 1 Martha’s Way, Hiawatha, Iowa 52233.

FORM OF GUARANTEE

The undersigned and its successors under the Indenture have irrevocably and unconditionally guaranteed, on a senior secured basis to the extent set forth in the Indenture, dated as of September 28, 2006, by and among McLeodUSA Incorporated (the “Company”), the Guarantors and U.S. Bank National Association, as Trustee and Collateral Agent (the “Indenture”), (i) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, subject to any applicable grace period, whether upon redemption pursuant to the terms of the Notes, by acceleration or otherwise, and interest (including interest accruing after the commencement of any bankruptcy, insolvency, or similar proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the overdue principal, if any, and interest on any interest, if any, of the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders, the Trustee and the Collateral Agent all in accordance with the terms set forth in Article Ten of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise. Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.

THE OBLIGATIONS OF THE UNDERSIGNED TO HOLDERS OF THE NOTES AND TO THE TRUSTEE PURSUANT TO THIS NOTATION OF GUARANTEE (THE “GUARANTEE”) AND THE INDENTURE ARE EXPRESSLY SET FORTH IN ARTICLE TEN OF THE INDENTURE AND REFERENCE IS HEREBY MADE TO THE INDENTURE FOR THE PRECISE TERMS OF THE GUARANTEE AND ALL OTHER PROVISIONS OF THE INDENTURE TO WHICH THE GUARANTEE RELATES. EACH HOLDER OF A NOTE, BY ACCEPTING THE SAME, (A) AGREES TO AND SHALL BE BOUND BY SUCH PROVISIONS AND (B) APPOINTS THE TRUSTEE ATTORNEY-IN-FACT FOR SUCH HOLDER FOR SUCH PURPOSES.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

[NAME OF GUARANTOR]

By:
Name:
Title:

ASSIGNMENT FORM

If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

(Print or type name, address and zip code and
social security or tax ID number of assignee)

and irrevocably appoint
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) September 28, 2008, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

[Check One]

(1)                                               to the Company or a subsidiary thereof; or

(2)                                               pursuant to and in compliance with Rule 144A under the Securities Act; or

(3)                                               to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)                                               outside the United States to a person other than a “U.S. person” in compliance with Rule 904 of Regulation S under the Securities Act; or

(5)                                               pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(6)                                               pursuant to an effective registration statement under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4) or (5) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.15 of the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

[OPTION OF HOLDER TO ELECT PURCHASE]

If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, check the appropriate box:

Section 4.14  [         ]

Section 4.15  [         ]

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Dated:
NOTICE:

The signature on this assignment must
correspond with the name as it appears
upon the face of the within Note in every
particular without alteration or
enlargement or any change whatsoever
and be guaranteed by the endorser’s
bank or broker.

Signature Guarantee:

EXHIBIT B

[FORM OF EXCHANGE NOTE]

MCLEODUSA INCORPORATED

10½% SENIOR SECOND SECURED NOTES DUE 2011

CUSIP No.[       ]

No. [ ]	$[ ]

McLeodUSA Incorporated, a Delaware corporation (the “Company,” which term includes any successor entity), for value received promises to pay to                                or registered assigns the principal sum of                          Dollars (or such principal amount as may be set forth in the records of the Trustee hereinafter referred to in accordance with the Indenture) on October 1, 2011, and to pay interest thereon as hereinafter set forth.

Interest Rate:  10½%

Interest Payment Dates:  Interest will be payable semi-annually in cash in arrears on October 1 and April 1 of each year, beginning on April 1, 2007.

Record Dates:  September 15 and March 15.

Reference is made to the further provisions of this Note contained on the reverse side of this Note, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

MCLEODUSA INCORPORATED

By:
Name:
Title:

Dated:

TRUSTEE CERTIFICATE OF AUTHENTICATION

This is one of the 10½% Senior Second Secured Notes due 2011 referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

Dated:	By:
Authorized Signatory

(REVERSE OF SECURITY)

10½% Senior Second Secured Note due 2011

1.             Interest. McLeodUSA Incorporated, a Delaware corporation (the “Company,” which term includes any successor entity), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from and including the Issue Date. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing April 1, 2007. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Company will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest as such higher rate to the extent lawful.

[FOR REGULATION S TEMPORARY GLOBAL NOTES INSERT: Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.]

2.             Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date, and on or before such Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). However, the Company may pay principal and interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address.

3.             Paying Agent and Registrar. Initially, U.S. Bank National Association (the “Trustee”) will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

4.             Indenture. The Notes and the Guarantees were issued under an Indenture, dated as of September 28, 2006 (the “Indenture”), among the Company, the Guarantors named therein, the Trustee and the Collateral Agent. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms. The Notes are senior second secured obligations of the

Company. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

5.             Redemption.

(a)           Optional Redemption Prior to October 1, 2009. The Company may, at its option, redeem the Notes in whole or in part, at any time or from time to time, prior to October 1, 2009, upon not less than 30 nor more than 60 days notice, at a redemption price equal to the greater of:

(1)           100% of the principal amount of the Notes being redeemed; and

(2)           the sum of the present values of 105.250% of the principal amount of the Notes being redeemed and scheduled payments of interest on such Notes to and including October 1, 2009 discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, together in either case with accrued and unpaid interest, if any, to the Redemption Date.

(b)           Optional Redemption On or After October 1, 2009. The Company may redeem the Notes for cash, at its option, in whole or in part at any time on or after October 1, 2009, upon not less than 30 nor more than 60 days notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve month period commencing on October 1, of the year set forth below, together with, in each case, accrued and unpaid interest, if any, thereon, to the Redemption Date:

Year	Percentage

2009	105.250%
2010 and thereafter	100.000%

(c)           Optional Redemption Upon Equity Offerings. At any time, or from time to time, on or prior to October 1, 2009, the Company may, at its option, upon not less than 30 days nor more than 60 days notice, use an amount not to exceed the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount of the Notes at a redemption price of 110.500% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, thereon to the Redemption Date; provided that:

(1)            at least 65% of the original principal amount of Notes (including Additional Notes, if any) issued under this Indenture shall remain outstanding immediately after any such redemption; and

(2)            the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering.

(d)           Optional Redemption Upon ATS Sale. Within 60 days following the consummation of the ATS Sale, the Company may, at its option, redeem all or a portion of the

Notes in an aggregate principal amount not exceeding the amount of ATS Sale Proceeds received in the ATS Sale at a Redemption Price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, thereon to the Redemption Date.

(e)           Mandatory Redemption.

The Company shall not be required to any make mandatory redemption or sinking fund payments with respect to the Notes.

6.             Notice of Redemption. Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder’s registered address with a copy to the Trustee and any Paying Agent. If fewer than all of the Notes are to be redeemed, at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis or by such method as the Trustee may reasonably deem to be fair and appropriate; provided, that if any such partial redemption made with the proceeds of an Equity Offering, the Trustee will select the Notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is prohibited. Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal amount of Notes that have denominations larger than $1,000.

Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such redemption date sufficient to pay such Redemption Price plus accrued and unpaid interest, the Notes called for redemption will cease to bear interest from and after such Redemption Date, and the only remaining right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued and unpaid interest as of the Redemption Date upon surrender to the Paying Agent of the redeemed Notes.

7.             Offers to Purchase. Sections 4.14 and 4.15 of the Indenture provide that upon the occurrence of a Change of Control and after certain Asset Sales, respectively, and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

8.             Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples thereof. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes, fees or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

9.             Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

10.           Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent may pay the money without interest thereon back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

11.           Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations, or a combination thereof, sufficient to pay the principal of and interest on the Notes on the stated date for payment or redemption and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest and Additional Interest, if any, on the Notes).

12.           Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture, the Notes, the Guarantees, the Intercreditor Agreement and the Collateral Agreements may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision of such agreements may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes, the Guarantees, the Intercreditor Agreement or the Collateral Agreements to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, provide for the assumption of the Company’s or any Guarantor’s obligations in accordance with Section 5.01 and Section 10.04 of the Indenture, make any other change that would provide any additional rights or benefits to the Holders that does not adversely affect in any material respect the legal rights of any Holder of a Note, to comply with the TIA, to allow for additional guarantees, if necessary, in connection with any addition or release of Collateral permitted under the Indenture, the Intercreditor Agreement or the Collateral Agreements and to release a Guarantor from its Guarantee as permitted by the Indenture.

13.           Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness or Liens, make payments in respect of their Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

14.           Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes, the Guarantees and the Indenture, the predecessor will be released from those obligations.

15.           Defaults and Remedies. If an Event of Default occurs and is continuing (other than certain events of bankruptcy involving the Company), the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received reasonable indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

16.           Trustee Dealings with Company. Subject to the terms of the TIA and the Indenture, the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

17.           No Recourse Against Others. No past, present or future director, officer, employee, stockholder or incorporator, as such, of the Company, a Guarantor or the Trustee will have any liability for any obligations of the Company or a Guarantor under the Notes, the Guarantees, the Intercreditor Agreement, the Collateral Agreements or the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes. Each of the parties hereto acknowledge that such waiver may not be effective to waive liabilities under the federal securities laws.

18.           Guarantees.           Payment of principal and interest (including interest on overdue principal and overdue interest, if lawful), is unconditionally guaranteed, jointly and severally, by each of the Guarantors.

19.           Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

20.           Governing Law. THIS NOTE, THE INDENTURE AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, THE INDENTURE, THE GUARANTEES, THE COLLATERAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE.

21.           Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

22.           Security. The Company’s and Guarantors’ obligations under the Notes are secured by liens on the Collateral pursuant to the terms of the Collateral Agreements. The actions of the Trustee and the Holders of the Notes secured by such liens and the application of proceeds from the enforcement of any remedies with respect to such Collateral are limited pursuant to the terms of the Collateral Agreements.

23.           CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed thereon.

The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to:  McLeodUSA Incorporated, 1 Martha’s Way, Hiawatha, Iowa 52233.

FORM OF GUARANTEE

The undersigned and its successors under the Indenture have irrevocably and unconditionally guaranteed, on a senior secured basis to the extent set forth in the Indenture, dated as of September 28, 2006, by and among McLeodUSA Incorporated (the “Company”), the Guarantors and U.S. Bank National Association, as Trustee and Collateral Agent (the “Indenture”), (i) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, subject to any applicable grace period, whether upon redemption pursuant to the terms of the Notes, by acceleration or otherwise, and interest (including interest accruing after the commencement of any bankruptcy, insolvency, or similar proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the overdue principal, if any, and interest on any interest, if any, of the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders, the Trustee and the Collateral Agent all in accordance with the terms set forth in Article Ten of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise. Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.

THE OBLIGATIONS OF THE UNDERSIGNED TO HOLDERS OF THE NOTES AND TO THE TRUSTEE PURSUANT TO THIS NOTATION OF GUARANTEE (THE “GUARANTEE”) AND THE INDENTURE ARE EXPRESSLY SET FORTH IN ARTICLE TEN OF THE INDENTURE AND REFERENCE IS HEREBY MADE TO THE INDENTURE FOR THE PRECISE TERMS OF THE GUARANTEE AND ALL OTHER PROVISIONS OF THE INDENTURE TO WHICH THE GUARANTEE RELATES. EACH HOLDER OF A NOTE, BY ACCEPTING THE SAME, (A) AGREES TO AND SHALL BE BOUND BY SUCH PROVISIONS AND (B) APPOINTS THE TRUSTEE ATTORNEY-IN-FACT FOR SUCH HOLDER FOR SUCH PURPOSES.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

[NAME OF GUARANTOR]

By:
Name:
Title:

[OPTION OF HOLDER TO ELECT PURCHASE]

If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, check the appropriate box:

Section 4.14  [         ]

Section 4.15  [         ]

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Dated:
NOTICE:

The signature on this assignment must
correspond with the name as it appears
upon the face of the within Note in every
particular without alteration or
enlargement or any change whatsoever
and be guaranteed by the endorser’s
bank or broker.

Signature Guarantee:

ASSIGNMENT FORM

If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

(Print or type name, address and zip code and
social security or tax ID number of assignee)

and irrevocably appoint
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

EXHIBIT C-1

FORM OF PRIVATE PLACEMENT LEGEND

THIS SECURITY HAS NOT BEEN REGISTERED UNDER SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT (X) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (Y) IT IS A NON-U.S. PURCHASER AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (Z) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER SUCH SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, PRIOR TO THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD THAT MAY BE HEREINAFTER PROVIDED UNDER RULE 144(K) UNDER THE SECURITIES ACT PERMITTING RESALES OF RESTRICTED SECURITIES BY NON-AFFILIATES WITHOUT RESTRICTION) (THE “RESALE RESTRICTION TERMINATION DATE”) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH MCLEODUSA INCORPORATED OR ANY AFFILIATE OF MCLEODUSA INCORPORATED WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO MCLEODUSA INCORPORATED OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHT OF MCLEODUSA INCORPORATED AND THE TRUSTEE, OR OF THE TRANSFER AGENT,

C-1-1

AS APPLICABLE, PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY APPLICABLE JURISDICTION. IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY SHALL BE COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

C-1-2

EXHIBIT C-2

FORM OF LEGEND FOR GLOBAL NOTES

Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

[If a Regulation S Temporary Global Note, insert: THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATES NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.]

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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EXHIBIT D

Form of Certificate To Be
Delivered in Connection with
Transfers to Non-QIB Accredited Investors

                                 ,

U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS3C
St. Paul, MN 55107-2292
Attn:  Rick Prokosch

Re:                               10½% Senior Second Secured Notes due 2011 (the “Notes”) of McLeodUSA Incorporated (the “Company”)

Ladies and Gentlemen:

In connection with our proposed purchase of $                       aggregate principal amount of the Notes, we confirm that:

1.             We have received a copy of the Offering Circular (the “Offering Circular”), dated September 19, 2006, relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled “Notice to Investors” of the Offering Circular.

2.             We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of September 28, 2006, relating to the Notes (the “Indenture”) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

3.             We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any Notes prior to the date which is within two years after the original issuance of the Notes or the last date on which the Note is owned by the Company or any affiliate of the Company, we will do so only (i) to the Company or any of its subsidiaries, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional “accredited investor” (as defined below) provided that, prior to such transfer, the transferee furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes, substantially in the form of this letter, (iv) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

4.             Either (1) we are not, and will not transfer the Notes to, an entity holding “plan assets,” within the meaning of 29 C.F.R. 2510.3-101, of any “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”), or any “plan” within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or (2) our purchase and holding of the notes will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code (or any substantially similar applicable law).

5.             We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certification, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

6.             We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

7.             We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

8.             We are not acquiring Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our and their control.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby, and we agree to notify you promptly if any of our representations or warranties herein cease to be accurate and complete.

This letter shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

Very truly yours,
[Name of Transferee]

By:
Authorized Signature

EXHIBIT E

Form of Certificate To Be
Delivered in Connection with
Transfers Pursuant to Regulation S

U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS3C
St. Paul, MN 55107-2292
Attn:  Rick Prokosch

Re:                               10½% Senior Second Secured Notes due 2011 (the “Notes”) of McLeodUSA Incorporated (the “Company”)

Ladies and Gentlemen:

In connection with our proposed sale of $                             aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

1.             the offer of the Notes was not made to a person in the United States;

2.             either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

3.             no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

4.             the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

5.             we have advised the transferee of the transfer restrictions applicable to the Notes.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,
[Name of Transferee]

By:
Authorized Signature

E-1